UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

SCHEDULE 14A INFORMATION

_______________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

Spruce Power Holding Corporation
(Name of Registrant as Specified In Its Charter)

_________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Spruce Power Holding Corporation
2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222

May 20, 2025

To Our Stockholders:

You are cordially invited to attend the 2025 annual meeting of stockholders of Spruce Power Holding Corporation (the “Company”) to be held at 11:00 a.m. Eastern Time on June 24, 2025 (as it may be adjourned or postponed from time to time, the “Annual Meeting”).

This year’s Annual Meeting will be conducted solely via live audio webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://web.viewproxy.com/SPRU/2025.You will not be able to attend the Annual Meeting in person.

Details regarding the meeting, the business to be conducted at the meeting, and information about the Company that you should consider when you vote your shares are described in the accompanying proxy statement.

At the Annual Meeting, you will be asked to (1) elect three Class B directors to our Board of Directors, each to serve three-year terms expiring in 2028 and to hold office until his or her successor is duly elected and qualified, (2) approve, on an advisory basis, the compensation paid to our named executive officers, (3) ratify the appointment of CohnReznick LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, and (4) transact any other business as properly may come before the Annual Meeting or any adjournment or postponement thereof. Our Board of Directors recommends voting (1) “FOR” the election of each of the Board of Directors’ nominees as Class B directors, (2) “FOR” the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement, and (3) “FOR” the ratification of the appointment of CohnReznick, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, your vote is important, and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you receive your proxy materials by mail, you may instead sign, date and mail the proxy card in the postage-paid envelope provided. Information about voting methods is set forth in the accompanying proxy statement.

The Notice of 2025 Annual Meeting of Stockholders, the proxy statement and proxy card are first being made available or mailed to our stockholders on or about May 20, 2025.

Thank you for your continued support of the Company. We look forward to seeing you at the Annual Meeting.

Sincerely,

Christopher Hayes
President and Chief Executive Officer

Spruce Power Holding Corporation
2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222

May 20, 2025

Notice of 2025 Annual Meeting of Stockholders

TIME: 11:00 a.m. Eastern Time DATE: June 24, 2025

LOCATION: The 2025 Annual Meeting of Stockholders will be held virtually via live webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://web.viewproxy.com/SPRU/2025. We believe that this format facilitates expanded stockholder access and participation. There is no physical location for the Annual Meeting. For further information about the Annual Meeting, please see the section entitled “Important Information About the Annual Meeting and Voting” beginning on page 3.

PURPOSES:

1.      To elect three (3) nominees as Class B directors, each to serve three-year terms expiring in 2028 and to hold office until his or her successor is duly elected and qualified;

2.      To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in the accompanying proxy statement;

3.      To ratify the appointment of CohnReznick, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

ADJOURNMENTS AND POSTPONEMENTS:    Any action on the items of business described above may be considered at the Annual Meeting at the time and on the date specified above or at any time and date to which the Annual Meeting may be properly adjourned or postponed.

RECORD DATE:    You are entitled to vote only if you were a Company stockholder of record as of the close of business on the record date, May 13, 2025 (the “Record Date”).

MEETING ADMINISTRATION:    You are entitled to attend the virtual Annual Meeting only if you were a Company stockholder of record as of the close of business on the Record Date or otherwise hold a valid proxy for the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, bank, trustee, or nominee (i.e., in “street name”), you should contact your broker, bank, trustee or nominee to obtain a legal proxy or broker’s proxy card in order to vote.

VOTING:    Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read the proxy statement accompanying this notice and submit your proxy or voting instructions as soon as possible.

For specific instructions on how to vote your shares, please refer to the instructions in the section entitled “Important Information About the Annual Meeting and Voting” beginning on page 3 of the proxy statement accompanying this notice.

This Notice, the proxy statement and proxy card are first being made available or mailed to our stockholders on or about May 20, 2025. The accompanying proxy statement is hereby incorporated by reference to this Notice.

BY ORDER OF OUR BOARD OF DIRECTORS

Christopher Hayes
President and Chief Executive Officer

i

Spruce Power Holding Corporation
2000 S Colorado Blvd, Suite 2-825
Denver, Colorado 80222

PROXY STATEMENT FOR THE SPRUCE POWER HOLDING CORPORATION
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 24, 2025

This proxy statement, along with the accompanying notice of 2025 annual meeting of stockholders, contains information about the 2025 annual meeting of stockholders of Spruce Power Holding Corporation (the “Company”), including any adjournments or postponements of the Annual Meeting (the “Annual Meeting”). We are holding the Annual Meeting at 11:00 a.m., Eastern Time, on June 24, 2025.

The Annual Meeting will be a virtual meeting via live audio webcast on the Internet. You will be able to attend the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting https://web.viewproxy.com/SPRU/2025. We believe that this format facilitates expanded stockholder access and participation.. You will not be able to attend the Annual Meeting in person. For further information about the Annual Meeting, please see the section entitled “Important Information About the Annual Meeting and Voting” beginning on page 3.

The Annual Meeting is being held for the purposes set forth in the accompanying Notice of 2025 Annual Meeting of Stockholders.

This proxy statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

In this proxy statement, we refer to Spruce Power Holding Corporation as the “Company,” “we,” “us” and “our.”

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 24, 2025

This proxy statement, the Notice of 2025 Annual Meeting of Stockholders, our form of proxy card and our 2024 annual report to stockholders are available for viewing, printing and downloading at https://web.viewproxy.com/SPRU/2025. To view these materials please have your control number(s) available that appear on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2024, on the website of the SEC, at www.sec.gov, or in the “Financials — SEC Filings” section of the “Investor Relations” section of our website at www.sprucepower.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Spruce Power Holding Corporation, Attention: Corporate Secretary, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. Exhibits will be provided upon written request and payment of an appropriate processing fee.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

How will the Annual Meeting be conducted?

The Annual Meeting will be conducted virtually. All stockholders of record on the Record Date are invited to participate in the Annual Meeting. We intend to structure our virtual Annual Meeting to provide stockholders similar opportunities to participate as if the meeting were being held in person, including the ability to vote shares electronically during the Annual Meeting and submit questions during the Annual Meeting.

Only stockholders of record and beneficial owners who have a valid legal proxy may vote and submit questions during the Annual Meeting. Questions relevant to meeting matters will be answered during the Annual Meeting as time allows.

Why are you holding a virtual Annual Meeting?

This year’s Annual Meeting will be held in a virtual meeting format only. We believe the virtual format makes it easier for stockholders to attend, and participate fully and equally in, the Annual Meeting. We also believe that holding a virtual meeting creates better stewardship of resources and the environment.

How do I attend the Annual Meeting?

If you were a stockholder of record as of the close of business on the Record Date or if you hold a valid legal proxy for the Annual Meeting and have registered in advance to attend the Annual Meeting, you may attend the Annual Meeting, vote, and submit questions during the Annual Meeting by visiting https://web.viewproxy.com/SPRU/2025.

Stockholder of Record.    If you are a stockholder of record (i.e., your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our transfer agent), you must register in advance to attend the Annual Meeting virtually. Please register to attend the Annual Meeting at https://web.viewproxy.com/SPRU/2025 by 11:59 p.m. Eastern Time on June 21, 2025. You will need to enter your name, phone number, control number (found on your proxy card) and email address as part of the registration, following which, you will receive an email confirming your registration. You will also receive an email with a unique link and password. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the unique link and password you received via email.

Beneficial Owner.    If you hold your shares in “street name” through a broker, bank, trustee, or other intermediary, you must register in advance to attend, vote, and submit questions at the Annual Meeting virtually. To register to attend the Annual Meeting, you will need to obtain a legal proxy from your broker, bank, trustee or other intermediary. A brokerage statement or the voting instruction form you receive from your broker, bank, trustee, or other intermediary will not allow you to attend or vote at the Annual Meeting. Please register to attend the Annual Meeting at https://web.viewproxy.com/SPRU/2025 by 11:59 p.m. Eastern Time on June 21, 2025. You will need to enter your name, phone number, and email address, and provide a copy of your legal proxy (which may be uploaded to the registration website or sent to VirtualMeeting@viewproxy.com as part of the registration), following which, you will receive an email confirming your registration. You will also receive an email with a unique link and password. On the day of the Annual Meeting, if you have properly registered, you may enter the Annual Meeting by logging in using the unique link and password you received via email.

The meeting starts at 11:00 a.m. Eastern Time on June 24, 2025. We encourage you to access the Annual Meeting website prior to the start time. See the description under the heading “How do I access the virtual Annual Meeting?” below for more information.

How do I access the virtual Annual Meeting?

The Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively online via live webcast. You are entitled to attend and participate in the Annual Meeting only if you were a stockholder of record as of the close of business on the Record Date or if you hold a valid legal proxy for the Annual Meeting. If you are not a stockholder of record but beneficially own shares held in street name, you should contact your broker, bank, trustee, or other intermediary to obtain a legal proxy in order to attend, vote, and ask questions during the Annual Meeting. If you do not comply with the procedures outlined above, you may not be admitted to the Annual Meeting.

If you have registered for the Annual Meeting, you will be able to attend the Annual Meeting virtually by using the unique link and password provided to you via email. See “How do I attend the Annual Meeting?” above for more information.

The Annual Meeting will begin promptly at 11:00 a.m. Eastern Time on June 24, 2025. We encourage you to access the Annual Meeting prior to the start time. Online check-in will open 15 minutes prior to the start of the Annual Meeting to allow for you to log in and test your device’s audio system. You should ensure you have a strong Internet connection wherever you intend to participate in the Annual Meeting. You should also allow plenty of time to log in and ensure that you can hear streaming audio prior to the start of the Annual Meeting.

What happens if there are technical difficulties during the Annual Meeting?

If we experience technical difficulties during the Annual Meeting (e.g., a temporary or prolonged power outage), we will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via https://web.viewproxy.com/SPRU/2025. If you encounter technical difficulties accessing our Annual Meeting or asking questions during the Annual Meeting, please email virtualmeeting@viewproxy.com or call (866) 612-8937.

Will I be able to ask questions and have these questions answered during the Annual Meeting?

Stockholders of record may submit questions for the Annual Meeting after logging in using their unique link and password. If you wish to submit a question, you may do so by logging into the virtual meeting platform at https://web.viewproxy.com/SPRU/2025, typing your question into the “Ask a Question” field, and clicking “Submit.” Please submit any questions before the start time of the Annual Meeting.

Appropriate questions related to the business of the Annual Meeting (the proposals being voted on) will be answered during the Annual Meeting, subject to time constraints. Additional information regarding the ability of stockholders to ask questions during the Annual Meeting, related to rules of conduct and other materials for the Annual Meeting will be available at https://web.viewproxy.com/SPRU/2025. We reserve the right to exclude questions that are, among other things, irrelevant to the business of the Annual Meeting, irrelevant to our business, related to material non-public information of the Company, derogatory or in bad taste, in furtherance of the stockholder’s personal or business interests, related to pending or threatened litigation, repetitious or already made by another stockholder, related to personal matters or grievances, or out of order or otherwise not suitable for the conduct of the Annual Meeting (as determined by the Chair of our Board or our Corporate Secretary in their reasonable discretion).

Why is the Company soliciting my proxy?

Our Board of Directors (the “Board”) is soliciting your proxy to vote at the Annual Meeting to be held virtually on June 24, 2025 at 11:00 a.m. Eastern Time and any adjournments or postponements of the Annual Meeting. This proxy statement, along with the accompanying Notice of 2025 Annual Meeting of Stockholders, summarizes the purposes of the Annual Meeting and the information you need to know to vote at the Annual Meeting. The costs of this solicitation will be borne by the Company.

We have made available to you on the Internet or have sent you this proxy statement, the 2025 Notice of Annual Meeting of Stockholders, the proxy card and a copy of our 2024 annual report to stockholders because you owned shares of our common stock on the record date, which is May 13, 2025 (the “Record Date”). We intend to commence distribution of these materials containing instructions on how to access this proxy statement and our annual report and vote over the Internet on or about May 20, 2025.

Your vote is important. Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. You may attend the Annual Meeting even if you have already voted by proxy.

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items of business:

1.      To elect three (3) nominees as Class B directors, each to serve three-year terms expiring in 2028 and to hold office until his or her successor is duly elected and qualified;

2.      To approve, in an advisory and non-binding vote, the compensation of the Company’s named executive officers as disclosed in this proxy statement;

3.      To ratify the appointment of CohnReznick, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025; and

4.      To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

How does the Board recommend that I vote on the proposals?

Our Board recommends that you vote as follows:

•        “FOR” the election of each of the Board’s nominees, Christopher Hayes, Clara Nagy McBane, and Shawn Kravetz as Class B directors;

•        “FOR” the approval, on an advisory and non-binding basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement; and

•        “FOR” the ratification of the appointment of CohnReznick, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own, in the event that you are unable to cast your vote directly at the Annual Meeting. The person you designate is your “proxy,” and you give the proxy authority to vote your shares at the Annual Meeting — according to your instructions — by submitting your voting instructions online, by telephone, or via a physical proxy card. We have designated our Chief Legal Officer, Jonathan M. Norling, and Lead Independent Director, John Miller, to serve as proxies for the Annual Meeting.

All proxies will be voted in accordance with the instructions specified. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the Annual Meeting, your shares will be voted in accordance with the recommendations of our Board stated above.

What happens if additional matters are presented at the Annual Meeting?

Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the persons named as proxy holders will have the discretion to vote on such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof, including, without limitation, the election of a substitute or alternate nominee if any nominee named herein is unwilling or unable to, or for good cause will not, serve.

What shares can I vote?

Each share of our common stock issued and outstanding as of the close of business on May 13, 2025, the Record Date for the Annual Meeting, is entitled to vote on all items being considered at the Annual Meeting. You may vote all shares owned by you of record as of the Record Date, and you can direct your broker, bank, trustee, or other intermediary to vote shares that you beneficially own, or own in “street name.” See “How can I vote my shares?” below for more information. As of the close of business on the Record Date, we had 17,826,560 shares of common stock issued and outstanding and entitled to vote. Our common stock is our only class of voting stock outstanding.

How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders beneficially own shares held in “street name” by a broker, bank, trustee, or other intermediary rather than holding the shares directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials were sent directly to you by our mailing agent. As the stockholder of record, you have the right to grant your proxy directly to our designated proxies or to vote at the Annual Meeting. You may vote online or by telephone or mail as described below under the heading “How can I vote my shares?” and by following the instructions on your proxy card.

Beneficial Owner.    If your shares are held in a brokerage account or by another intermediary, you are considered the beneficial owner of shares held in street name, and the proxy materials were forwarded to you by your broker, bank, trustee, or other intermediary. As the beneficial owner, you have the right to direct your broker, bank, trustee, or other intermediary how to vote your shares. Since a beneficial owner is not the stockholder of record, you may not vote your shares at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or intermediary that holds your shares giving you the right to vote the shares at the Annual Meeting. A brokerage statement or the voting instruction form you received from the intermediary will not allow you to vote at the meeting. Please see “How do I attend the Annual Meeting?” above for more information. If you are a beneficial owner and do not wish to vote at the Annual Meeting or you will not be attending the Annual Meeting, you may vote by following the instructions provided by your broker, bank, trustee, or other intermediary.

How can I contact the Company’s transfer agent?

You may contact our transfer agent by writing to Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004. You may also contact our transfer agent by calling (212) 509-5586.

How can I vote my shares?

Stockholder of Record.    If you are a stockholder of record as of the Record Date, you may attend the Annual Meeting virtually and vote your shares electronically during the Annual Meeting if you register in advance to attend the Annual Meeting. See “How do I attend the Annual Meeting?” above. If you are a stockholder of record as of the Record Date, you may also use the following three methods to submit your proxies:

•        By Internet:    Go to www.aalvote.com/SPRU. Have your proxy card available when you access this website, and follow the prompts to submit your proxy. Your proxy must be received by 11:59 p.m. Eastern Time on June 23, 2025.

•        By Telephone:    Call 1 (866) 804-9616 from a touch-tone telephone. Have your proxy card available when you call this number, and following the voting instructions to submit your proxy. Your proxy must be received by 11:59 p.m. Eastern Time on June 23, 2025.

•        By Mail:    Mark, sign, date, and promptly mail the enclosed proxy card in the return envelope provided (which is postage prepaid if mailed in the United States). Please mail your completed proxy card to Vote Processing, c/o Alliance Advisors, PO Box 2400, Pittsburgh, PA 15230-9762. Your signed and dated proxy card must be received prior to the Annual Meeting in order to be voted.

Submitting your proxy, whether by the Internet, telephone or mail, will not affect your right to vote should you decide to attend the Annual Meeting.

If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card as proxy holders — Christopher Hayes and Jonathan Norling — will vote the shares represented by your proxy card as recommended by our Board and in their discretion on any other matters as may properly come before the Annual Meeting.

Beneficial Owner.    If you are a beneficial owner of shares, you are entitled to direct your broker, bank, trustee, or other intermediary how to vote your shares. You will need to follow the directions your broker, bank, trustee, or other intermediary provides you and give the intermediary instructions as to how the intermediary should vote your shares by following the instructions you receive from your intermediary. If you want to vote your beneficially owned shares at the Annual Meeting, you will need to obtain a legal proxy from your broker, bank, trustee, or other intermediary authorizing you to vote your shares. A brokerage statement or the voting instruction form you received from your broker will not allow you to vote at the Annual Meeting. See “How do I attend the Annual Meeting?” above for more information.

May I change or revoke my proxy?

You may change your vote or revoke your proxy at any time before the taking of the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote or revoke your proxy in any one of the following ways:

•        by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;

•        by re-voting by Internet or by telephone as instructed above;

•        by notifying our Corporate Secretary in writing before the Annual Meeting that you have revoked your proxy; or

•        by attending the Annual Meeting and voting at the Annual Meeting.

Attending the Annual Meeting will not in and of itself revoke a previously submitted proxy.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

For shares beneficially owned, you may change your vote by submitting new voting instructions to your broker, bank, trustee, or intermediary following the instructions they provided or, if you have obtained a legal proxy from your broker, bank, trustee, or intermediary giving you the right to vote your shares, by attending the Annual Meeting and voting at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

As of the Record Date, there were 17,826,560 shares of our common stock outstanding and entitled to vote. Each holder of our common stock is entitled to one vote for each share of common stock held as of the Record Date. A quorum will be present at the Annual Meeting if the holders of a majority in voting power of the shares of our capital stock issued and outstanding and entitled to vote as of the Record Date are present at the Annual Meeting by remote communication or represented by proxy. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a broker, bank, trustee, or other intermediary holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting or the holders of a majority of the stock issued and outstanding and entitled to vote as of the Record Date present at the Annual Meeting may adjourn the meeting to another date.

What vote is required to approve each proposal?

Proposal	Vote Required	Discretionary Voting Allowed?
Proposal 1: Election of Class B Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected.	No
Proposal 2: An Advisory, Non-binding Vote on the Compensation of Our Named Executive Officers	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	No
Proposal 3: Ratify Appointment of Independent Registered Public Accounting Firm	The affirmative vote of the holders of a majority of the votes cast (excluding abstentions and broker non-votes).	Yes

If you are a beneficial owner, your broker, bank, trustee, or other intermediary is typically permitted to vote your shares on the ratification of the appointment of CohnReznick, LLP as our independent registered public accounting firm for the year ending December 31, 2025, even if the broker, bank, trustee or other intermediary does not receive voting instructions from you.

Election of Class B Directors

The Class B Directors elected to the Board will be elected by a plurality of the votes cast. The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote “FOR” or “WITHHOLD” your vote from the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. Intermediaries do not have authority to vote customers’ unvoted shares held by the intermediaries in street name for the election of directors. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Non-binding Advisory Vote on the Compensation of our Named Executive Officers

The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) is required to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions and broker non-votes are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Although the vote is non-binding, our Board and our Compensation Committee of the Board value the opinions of our stockholders in this matter and, to the extent there is any significant vote against the named executive officer compensation as disclosed in the proxy statement, we will take stockholders’ views into account in setting compensation for future time periods.

Ratify Appointment of Independent Registered Public Accounting Firm

The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) on the proposal is required to ratify the appointment of CohnReznick, LLP as our independent registered public accounting firm for the year ending December 31, 2025. You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions are not included in the tabulation of voting results on this proposal and will not affect the outcome of voting on this proposal. Notwithstanding the appointment of CohnReznick, LLP and even if our stockholders ratify the appointment, our Audit Committee of the Board, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our Company and our stockholders.

Who will count the votes?

A representative of Alliance Advisors, LLC (“Alliance Advisors”) will tabulate the votes. Alliance Advisors, acting as the inspector of election, will certify the votes.

Is voting confidential?

Proxy instructions, ballots, and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, or to facilitate a successful proxy solicitation.

Where can I find the voting results of the Annual Meeting?

The preliminary voting results are expected to be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

Who will pay the costs of soliciting these proxies?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made at the Annual Meeting, by telephone, or by electronic communication by our directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. We may also reimburse brokerage firms, banks, trustees, and other intermediaries for the cost of forwarding proxy materials to beneficial owners. We have hired Alliance Advisors to act as our proxy solicitor in connection with the proposals to be acted upon at the Annual Meeting. We expect to pay Alliance Advisors a fee that is not expected to exceed $15,000 plus approved reimbursement of reasonable out-of-pocket expenses, and Alliance Advisors will, among other things, provide advice regarding proxy solicitation issues and solicit proxies from our stockholders on our behalf in connection with the Annual Meeting. Proxy solicitations will be made primarily through the mail, but may be supplemented by telephone, facsimile, Internet, or personal solicitation by Alliance Advisors.

Can I opt for electronic delivery of future stockholder communications from the Company?

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail. You can choose this option and save us the cost of producing and mailing these documents by contacting Alliance Advisors, either by calling (866) 612-8937, or via email at requests@viewproxy.com if you are a shareholder of record. If you hold your shares through a broker, bank, trustee, or other intermediary, you will have to contact them to make this change.

What is “householding,” and how does it affect me?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of the proxy materials unless one or more of these stockholders notifies us that they wish to receive individual copies. Stockholders who participate in householding will continue to be able to request and receive separate proxy materials. This procedure will reduce our printing costs and postage fees.

If you are eligible for householding but you and other stockholders of record with whom you share an address received multiple copies of the proxy materials, or if you hold stock in more than one account, and, in either case, you wish to receive only a single copy of the proxy materials for your household, please contact our mailing agent, Alliance Advisors, either by calling (866) 612-8937, or via email at requests@viewproxy.com if you are a shareholder of record. If you hold your shares through a broker, bank, trustee, or other intermediary, you will have to contact them to make this change.

If you participate in householding and wish to receive a separate copy of the proxy materials, or if you do not wish to continue to participate in householding and prefer to receive separate copies in the future, please contact Alliance Advisors as indicated above.

Upon written or oral request, we will promptly deliver a separate copy of the proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these documents. To make this request, please contact the Company either by calling (888) 390-1131 or via email at investors@sprucepower.com

Beneficial owners can request information about householding from their broker, bank, trustee, or other intermediary.

PROPOSAL ONE
ELECTION OF DIRECTORS

In accordance with our Second Amended and Restated Certificate of Incorporation, our Board is divided into three classes. The term of office of one of the three classes of directors expires each year, and each class is elected for a three-year term.

Our Board currently consists of seven members, classified into three classes (Classes A, B, and C) as follows: (i) John P. Miller and Eric Tech are Class A directors, (ii) Kevin Griffin, Christopher Hayes and Clara Nagy McBane are Class B directors, and (iii) Jonathan J. Ledecky and Ja-chin Audrey Lee are Class C directors.

Set forth below is information regarding each of the seven members of our Board as of the date of this proxy statement.

Name	Age	Position with the Company
Christopher Hayes	51	Chief Executive Officer, President and Chair of the Board
Eric Tech	61	Director
Kevin Griffin	48	Director
Jonathan J. Ledecky	66	Director
John P. Miller	67	Independent Lead Director
Ja-chin Audrey Lee, Ph. D.	47	Director
Clara Nagy McBane	38	Director

The terms of the current directors will expire at (i) the Annual Meeting, in the case of Class B directors, (ii) the 2026 annual meeting of stockholders, in the case of Class C directors, and (iii) the 2027 annual meeting of stockholders, in the case of Class A directors, with each director elected to hold office until their respective successors are elected and qualified. The term of Kevin Griffin ends as of the Annual Meeting, and he is not standing for re-election. The Board thanks Kevin Griffin for his years of service as a director.

The Nominating and Corporate Governance Committee (the “Nominating Committee”) has recommended to our Board, and our Board has approved, the nomination of the Class B directors, Christopher Hayes, Clara Nagy McBane, and Shawn Kravetz, to be elected for three-year terms at the Annual Meeting. Clara Nagy McBane is being nominated for election in accordance with a Cooperation Agreement, dated as of June 21, 2024, between the Company and Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC, which is described further below. Shawn Kravetz is being nominated for election following review of his background, qualifications and skills, and in consideration of the nomination materials he submitted to the Company and its Board of Directors in his capacity as a stockholder of the Company.

The following pages set forth certain information for each nominee, as well as all other incumbent directors, as of the date of this proxy statement, except as otherwise noted. All of the nominees and incumbent directors listed below are directors previously elected by the stockholders. Each nominee has consented to being named in this proxy statement and to serve if elected.

Required Vote

The election of each nominee for director requires the affirmative vote of the holders of a plurality of the shares of common stock cast in the election of directors. With a plurality vote, the nominees receiving the highest vote totals for the director positions up for election will be elected. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proxy statement. You are permitted to vote for fewer than three nominees. If you vote “FOR” only one or two nominees on your proxy card, your shares will be voted “FOR” only the nominee or nominees, as applicable, that you have marked. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as directors. This means that if you submit a valid proxy but do not specify how you want your shares to be voted with respect to the election of directors, then your shares will be voted in accordance with the Board’s recommendation with respect to this Proposal One, i.e., “FOR” the three nominees recommended by our Board and named in this proxy statement. If any of the nominees nominated or recommended by the Board becomes unavailable to serve as a director before the Annual Meeting, the Board may designate a substitute nominee or nominees, as applicable. In that case, the persons named as proxies will vote for the substitute nominee(s) designated by the Board. At this time, the Board has no reason to believe that any of the nominees will be unable to serve.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” CHRISTOPHER HAYES, CLARA NAGY MCBANE, AND SHAWN KRAVETZ TO BE ELECTED TO A THREE-YEAR TERM.

Nominees Seeking Election for a Three-Year Term, Expiring 2028 (Class B Directors)

Christopher Hayes has served as the Chief Executive Officer and President of the Company since April 2024 and as a director of the Company since December 2020. Mr. Hayes has served as Chair of the Board of the Company since January 2023. From August 2019 until December 2020, Mr. Hayes served as a member of the Board of the Company’s affiliate, XL Hybrids Inc. From August 2016 to January 2017, Mr. Hayes served as the Senior Vice President of Edison Energy, LLC, an indirect subsidiary of Edison International, a publicly traded energy and power markets company, following Edison’s acquisition of Altenex, a renewable energy procurement company co-founded by Mr. Hayes in 2011. Most recently, Mr. Hayes served as managing partner and director of Alturus, a sustainable infrastructure investment company he co-founded in 2018. The Board believes that Mr. Hayes’ knowledge of our business as its Chief Executive Officer (“CEO”) allows him to provide important insights to the Board on the Company, its business, and its potential strategic priorities.

Clara Nagy McBane has served as a member of the Board since June 2024. Ms. McBane is the founder and Chief Executive Officer of Ventura Energy, which was formed in 2021 and is a developer of behind-the-meter and community scale solar and energy storage systems. Since 2024, Ms. McBane has also served as the Chief Executive Officer of Ventura Energy Partners. From 2019 until 2022, she served as Senior Vice President of Business Development, U.S. at Source Global, PBC, which provides off-grid, renewable drinking water to communities, homes, corporate campuses, hotels, islands without infrastructure, remote work sites, and other applications. Prior to working at Source Global, PBC, Ms. McBane served as Director of Business Development at Advance Microgrid Solutions (which was sold to Fluence Energy, Inc.) from 2018 to 2019. Ms. McBane has worked in the renewables industry for the last 14 years and is an expert in renewable energy finance and operations. With a background in renewable energy development, infrastructure resilience, and complex technical sales, Ms. McBane has a proven track record of building and scaling organizations. She has originated, developed, and operated renewable energy assets globally, including solar, energy storage, and hydroelectric projects, which provides her with a deep understanding of energy markets, regulatory landscapes, and sustainable infrastructure investments. The Board believes that Ms. McBane brings a unique combination of entrepreneurial leadership, technical expertise, and strategic business development experience to the Board, as well as extensive experience in the renewables industry.

Shawn W. Kravetz is President and Chief Investment Officer of Esplanade Capital LLC, an investment management company he founded in 1999. He has over 20 years of experience investing in publicly traded renewable energy companies. Prior to founding Esplanade Capital LLC, Mr. Kravetz was a corporate executive and strategic advisor, including: Principal at The Parthenon Group, a leading strategy consulting boutique, where he advised chief executives on corporate strategy; Director of Strategic Planning and Corporate Development at The CML Group, where he oversaw activities at subsidiaries including NordicTrack, The Nature Company, and Smith & Hawken; Consultant with Monitor Company, a leading strategy consulting firm. Mr. Kravetz formerly served on the board of directors of Nevada Gold & Casinos, Inc. (formerly NYSE:UWN) from October 2016 until it was acquired by Maverick Gaming LLC in June 2019, where he was Chairman of the Corporate Governance and Nominating Committee. The Board believes Mr. Kravetz’s extensive capital markets expertise with a focus on smaller capitalization publicly traded equities, deep experience in corporate strategic planning and implementation and experience on public and not-for-profit boards allow him to bring valuable insights and knowledge to the Board.

Incumbent Directors Whose Terms Expire in 2026 (Class C Directors)

Jonathan J. Ledecky has served as a member of the Board since our inception. From inception until December 2020, Mr. Ledecky served as Chairman and Chief Executive Officer of the Company. Mr. Ledecky has been a co-owner of the National Hockey League’s New York Islanders franchise since October 2014. He also serves as an Alternate Governor on the Board of Governors of the NHL and as President of NY Hockey Holdings LLC. Mr. Ledecky has also served as chairman of Ironbound Partners Fund, LLC, a private investment management fund, since March 1999. He has served as Chief Executive Officer and Chief Financial Officer of Yale Transaction Finders Inc. since March 2022. He served as President and Chief Financial Officer and as a director of Newtown Lane Marketing, Incorporated from

October 2015 until it consummated its merger with Cyxtera Cybersecurity, Inc. (d/b/a AppGate), a cybersecurity company, in October 2021. He continued to serve as a director of AppGate, Inc. until July 2024. He served as the President and Chief Operating Officer and as a director of Northern Star Acquisition Corp. from September 2020 until it consummated an initial business combination with Barkbox, Inc., an omnichannel brand serving dogs across the four key categories of play, food, health, and home, in June 2021 (NYSE: BARK). He continued to serve as a director Bark, Inc. from such date until November 2022. From November 2020 to December 2024, he served as the President, Chief Operating Officer, and a director of each of Northern Star Investment Corp. II, Northern Star Investment Corp. III, and Northern Star Investment Corp. IV, each a blank check company that was unable to consummate an initial business combination and dissolved. From October 2020 until December 2023, he also served as chairman of the board of directors of Pivotal Investment Corporation III, a blank check company that was unable to consummate an initial business combination and dissolved. From August 2018 to December 2019, he served as chairman and Chief Executive Officer of Pivotal Acquisition Corp. (NYSE: PVT), a blank check company that consummated an initial business combination with KLDiscovery Inc., a leading global provider of eDiscovery, information governance, and data recovery solutions to corporations, law firms, insurance companies, and individuals, in December 2019. Mr. Ledecky served as a director of KLDiscovery until June 2021. The Board believes that Mr. Ledecky’s lengthy history of acquisitions and his knowledge of emerging market opportunities provides a dynamic voice to Board discussions and deliberations.

Ja-chin Audrey Lee, Ph.D. has served as a member of the Board since April 2024. Dr. Lee is a clean energy executive with 20 years of experience in the private and public sectors. She is a strategic leader pioneering the next generation of energy solutions with expertise at the intersection of technology, product, and market development. From 2021 to May 16, 2025, Dr. Lee has served as Senior Director of Datacenter Energy Partnerships at Microsoft Corporation, where she leads a global strategic function that conducts energy system analysis, identifies risk and opportunities to decarbonize and secure power capacity for datacenters, develops the business case for energy technology solution integration, creates external partnership models, collaborates across internal datacenter development functions, and develops playbooks for implementation and scaling. From 2017 to 2020, she served as Vice President of Energy Services at Sunrun Inc., a leading provider of residential solar systems, where she helped steer the company’s transition to a leading distributed, behind-the-meter solar, storage, and energy services company. She serves on the board of directors of Redaptive, Inc., an Energy-as-a-Service provider that funds and installs energy-saving and energy-generating equipment. Dr. Lee volunteered as Co-Chair and Co-Founder of Clean Energy for Biden and currently serves on the Clean Energy for America Education Fund. Dr. Lee also serves on the governing board of the Linux Foundation Energy, a non-profit that provides a community to build shared digital investments to transform the energy sector. She previously served on the board of directors of ArcLight Clean Transition Corp. (NASDAQ: ACTC) until its merger with Proterra Inc. in June 2021. The Board believes that Dr. Lee’s substantial experience in the renewable energy industry and with critical power solutions allow her to bring extensive knowledge and insights into the Company’s business and growth strategies.

Incumbent Directors Whose Terms Expire in 2027 (Class A Directors)

Eric Tech has served as a member of the Board since December 2021 and served as Chief Executive Officer of the Company from December 1, 2021 until February 1, 2023. Mr. Tech brings nearly 35 years of automotive and mobility industry experience to the Company. From 2006 through 2018, he held senior leadership positions of increasing responsibility at Navistar International Corporation, a global manufacturer and marketer of medium- and heavy-duty vehicles and parts, finishing his career there as Senior Vice President of Corporate Development. The Board believes that, as former Chief Executive Officer, Mr. Tech is uniquely positioned to provide valuable insights on Company activities and potential strategic priorities, and his prior experience enables him to bring extensive knowledge of and insights into corporate development, strategy, and mergers and acquisitions.

John P. Miller has served as a member of the Board since March 2022 and currently serves as our independent Lead Director. Mr. Miller has over 40 years of broad-based executive management experience in the transportation, manufacturing, and distribution industries in both public and private equity companies. From 2017 to 2021, he served as Chief Executive Officer of Power Solutions International (NASDAQ: PSIX), a leader in the design, engineering, and manufacturing of a broad range of advanced, emission-certified engines and power systems. Prior to Power Solutions, from 2008 to 2016, Mr. Miller served in operational and financial management positions of increasing responsibility at Navistar International Corporation, a global manufacturer and marketer of medium- and heavy-duty vehicles and parts, including as Senior Vice President of Operations and Corporate Finance. Mr. Miller has served on the board of directors of Capstone Green Energy Holdings, Inc. (OTC: CGEH) since February 2024. The Board believes that Mr. Miller brings extensive expertise in financial management and strategic planning, which is especially valuable to the Board as continued exploration of short- and longer-term growth strategies occurs.

There are no family relationships among any of the directors or executive officers of the Company.

Cooperation Agreement

Pursuant to a Cooperation Agreement, dated as of June 21, 2024 (the “Cooperation Agreement”), between the Company and Clayton Capital Appreciation Fund, L.P. and Clayton Partners LLC (collectively, “Clayton”), the Board appointed Ms. McBane as a director on June 21, 2024 to serve as a Class B director with a term expiring at the Company’s 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”) and to hold office until her successor has been duly elected and qualified or until her earlier death, resignation, or removal. The Company also agreed to appoint Ms. McBane to the Compensation Committee and Nominating and Corporate Governance Committee.

The Cooperation Agreement includes various terms, conditions, and provisions, including that the Company shall consider nominating Ms. McBane for re-election to the Board at the 2025 Annual Meeting in good faith and in the same manner the Board considers the nomination of all incumbent directors. Under the Cooperation Agreement, subject to certain exceptions, Clayton agreed to vote at each of the Company’s annual meetings of stockholders all of its beneficially owned shares of the Company’s common stock in accordance with the Board’s recommendation with respect to all nominations and other proposals submitted to stockholders at such annual meetings. In addition, the Cooperation Agreement provides for certain customary standstill provisions that restrict Clayton from, among other things, engaging in any solicitation of proxies with respect to the voting securities of the Company or acquiring any securities of the Company that would result in Clayton having beneficial ownership of more than 14.9% of the Company’s common stock. Unless otherwise mutually agreed to in writing by each party, the Cooperation Agreement will remain in effect until the date that is the earlier of (i) the date Clayton receives notice that the Company will not nominate Ms. McBane for re-election to the Board at the 2025 Annual Meeting, (ii) immediately following the closing of the polls on the election of directors at the 2025 Annual Meeting, (iii) August 31, 2025 if the 2025 Annual Meeting has not been held by that date, and (iv) in the event that any party materially breaches the Cooperation Agreement, the date that is 30 calendar days following written notice of such breach from the non-breaching party, if such breach (if capable of being cured) has not been cured by such date, or, if impossible to cure within 30 calendar days, such party has not taken substantive action to correct by such date.

Other than the Cooperation Agreement, there are no arrangements or understandings between any director or executive officer and any other person pursuant to which such director or executive officer was or is to be appointed.

CORPORATE GOVERNANCE AND COMMITTEES

Corporate Governance Guidelines

The Board has adopted written Corporate Governance Guidelines that set forth the practices of the Board with respect to, among other items, Board composition, director qualifications and responsibilities, director access to management and independent advisors, director compensation, director orientation and continuing education, CEO selection, evaluation and succession, and the annual performance evaluation of the Board. Our Corporate Governance Guidelines are available to stockholders and the public free of charge on our website at www.sprucepower.com under About > Investors > Governance > Documents & Charters and will be made available to stockholders without charge, upon request, in writing to the attention of our Corporate Secretary at Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.

Code of Ethics

The Company has a Corporate Code of Conduct and Whistleblower Policy (the “Code of Conduct”) that applies to all of our employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The Code of Conduct is available on our website at www.sprucepower.com under About > Investors > Governance > Documents & Charters and will be made available to stockholders without charge, upon request, in writing to the attention of our Corporate Secretary at Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.

We intend to provide any required disclosure of an amendment to or waiver from our Code of Conduct that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website at www.sprucepower.com promptly following the amendment or waiver. We may elect to disclose any such amendment or waiver in a report on Form 8-K filed with the SEC either in addition to or in lieu of the website disclosure.

Insider Trading Policy

The Company has adopted insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the Company’s securities by directors, officers and employees, and the Company itself, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. The Company’s Insider Trading Policy prohibits our employees, including officers and directors from pledging or engaging in hedging or similar transactions in the Company’s securities, including but not limited to, prepaid variable forwards, equity swaps, collars, exchange funds, puts, calls, and short sales. The Company’s Insider Trading Policy is attached to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as Exhibit 19.1.

Director Independence

Our Corporate Governance Guidelines and NYSE listing standards require a majority of our directors and each member of our Audit Committee, Compensation Committee and Nominating Committee to be independent. The Board determined that all of our directors are independent, except for Christopher Hayes, due to his employment by our Company, and Eric Tech, due to his employment as the Company’s CEO from December 2021 until February 1, 2023. Additionally, Christian Fong, our prior CEO, who served as a director until his separation from the Company on April 12, 2024, was not independent due to his employment as the Company’s CEO from February 1, 2023 until April 12, 2024. Specifically, the following directors are independent under NYSE listing standards: Kevin Griffin, Jonathan J. Ledecky, John P. Miller, Ja-chin Audrey Lee and Clara Nagy McBane and the following director nominee is independent under NYSE listing standards: Shawn Kravetz.

Committees of Our Board of Directors and Meetings

The Board maintains the following standing committees: Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. Each committee’s charter is available on our website at www.sprucepower.com under About > Investors > Governance > Documents & Charters.

Meeting Attendance.    During the fiscal year ended December 31, 2024, there were 10 meetings of our Board. Each of our then-current directors attended more than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he or she served as a director) and (2) the total number of meetings held by all committees of the Board on which he or she served (during the periods that he or she served). Each member of our Board is strongly encouraged, but is not required, to attend each annual meeting of our stockholders. Four of our then-serving directors attended the 2024 Annual Meeting of Stockholders.

Several times each year, as circumstances dictate, our non-management directors meet in executive session without management. Our independent Lead Director, currently John P. Miller, presides at the meetings of the non-management directors. All non-management directors of the Company are independent as determined under applicable NYSE guidelines. Such independence is assessed annually by the Nominating and Corporate Governance Committee and confirmed by the full Board.

Audit Committee.    The Audit Committee currently has three members: John P. Miller (Chair), Jonathan J. Ledecky, and Clara Nagy McBane. John P. Miller is an audit committee financial expert, under SEC rules as determined by the Board. All members of the Audit Committee are, and during 2024 were, independent under the NYSE listing standards and the heightened independence requirements applicable to audit committee members under SEC rules. All members of the Audit Committee are also financially literate in accordance with the NYSE listing standards.

The Audit Committee met 6 times during fiscal 2024.

The purpose of the Audit Committee is to assist the Board in its oversight of the quality and integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, and the qualifications, performance and independence of the external auditors. The Audit Committee’s principal responsibilities include, among others:

•        independently and objectively monitoring the effectiveness of the Company’s financial reporting process and systems of disclosure controls and internal controls;

•        retaining, compensating and overseeing the work of any external, independent auditors and any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or related work;

•        maintaining and fostering an open avenue of communication with the Company’s management, internal auditor and external, independent auditors;

•        overseeing the design, implementation, organization and performance of the Company’s internal audit function;

•        helping the Board oversee the Company’s legal and regulatory compliance, including risk assessment;

•        overseeing the preparation of the Audit Committee Report for the annual proxy statement;

•        reviewing with management and the external, independent auditors the results of the Company’s annual financial statement audit;

•        reviewing the annual audited financial statements, the quarterly financial statements and the Company’s “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors,” as appropriate, with management and the external, independent auditors; and

•        reviewing and discussing with management and the external, independent auditors the Company’s processes and policies on risk identification, management and assessment in all areas of the Company’s business.

The Audit Committee’s role and responsibilities are set forth in the Audit Committee’s written charter, which is available on our website at www.sprucepower.com under About > Investors > Governance > Documents & Charters.

Please also see the “Report of the Audit Committee” in this proxy statement.

Compensation Committee.    The Compensation Committee currently has three members: Kevin Griffin (Chair), Clara Nagy McBane and Ja-chin Audrey Lee. All members of the Compensation Committee are, and during 2024 were, independent under the NYSE listing standards.

The Compensation Committee met 5 times during fiscal 2024.

The purpose of the Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of the Company’s directors and executive officers, assist the Board in establishing appropriate incentive compensation and equity-based plans and to administer such plans, and oversee the annual process of evaluation of the performance of the Company’s management. The Compensation Committee’s principal responsibilities include, among others:

•        establishing a compensation policy for executive officers;

•        reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•        reviewing and considering participation and eligibility in the various components of the total executive compensation package;

•        annually reviewing and approving corporate goals and objectives relevant to compensation of the CEO and other executive officers of the Company;

•        evaluating the CEO’s performance in light of relevant corporate goals and objectives, and recommending to the Board the CEO’s compensation;

•        annually reviewing and approving the compensation of executive officers of the Company other than the CEO;

•        annually reviewing and approving the compensation of the directors of the Company;

•        administering the Spruce Power Holding Corp. 2020 Equity Incentive Plan;

•        as necessary or appropriate, approving employment contracts, severance arrangements, change in control provisions and other agreements;

•        approving and administering cash incentives and deferred compensation plans for executive officers and overseeing performance objectives and funding for executive incentive plans;

•        approving and overseeing reimbursement policies for directors and executive officers;

•        periodically reviewing and making recommendations to the Board with respect to equity-based plans that are subject to Board approval;

•        reviewing compensation policies and practices for employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company; and

•        periodically reviewing executive supplementary benefits and, as appropriate, the Company’s retirement, benefit, and special compensation programs involving significant cost.

The Compensation Committee’s role and responsibilities are set forth in the Compensation Committee’s written charter, which is available on our website at www.sprucepower.com under About > Investors > Governance > Documents & Charters.

The Compensation Committee has adopted the following processes and procedures for the consideration and determination of executive and director compensation:

•        The Compensation Committee establishes a compensation policy for executive officers that includes (i) an annual base salary, (ii) incentive compensation which is awarded for the achievement of predetermined financial, strategic or other designated objectives of the Company as a whole and of the executive officers individually, and (iii) long-term incentive compensation in the forms of equity participation and other awards with the goal of aligning, where appropriate, the long-term interests of executive officers with those of the Company’s stockholders and otherwise encouraging the achievement of superior results over an extended time period.

•        The Compensation Committee establishes a compensation policy for the Company’s executive officers that (i) enhances the profitability of the Company and increases stockholder value, (ii) rewards executive officers for their contribution to the Company’s growth and profitability, (iii) recognizes individual initiative, leadership, achievement and other contributions, and (iv) provides competitive compensation that will attract and retain qualified executives.

•        The Compensation Committee annually reviews the compensation policy for the Company’s directors, CEO and other executive officers, which review includes (i) a review and approval of corporate goals and objectives relevant to the compensation of the CEO and other executive officers, (ii) an evaluation of the CEO’s performance in light of relevant corporate goals and objectives, (iii) a performance evaluation of the Company’s management, (iv) a review of executive supplementary benefits and, as appropriate, the Company’s retirement, benefit and special compensation programs involving significant cost, (v) a review of the Company’s equity-based plans that are subject to Board approval, and (v) a review of competitive practices and trends to determine the adequacy of the executive compensation program.

•        The Compensation Committee has the authority to retain or obtain the advice of such compensation consultants, legal counsel, experts, and other advisors as the committee may deem appropriate in its sole discretion.

•        The Compensation Committee has the authority, to the extent permitted by and consistent with applicable law and the provisions of the Spruce Power Holding Corp. 2020 Equity Incentive Plan, to delegate to one or more executive officers of the Company the power to grant options or other stock awards pursuant to the Spruce Power Holding Corp. 2020 Equity Incentive Plan to employees of the Company or any of its subsidiaries who are not directors or executive officers.

The Compensation Committee further assists the Board in its oversight of the development and implementation of the Company’s human capital management, including those policies and strategies regarding recruiting, retention, career development, opportunity, advancement, and succession and employment practices to ensure appropriate attraction, development, and retention of employees whose contributions are critical to the success of the Company.

The Compensation Committee may, by resolution passed by a majority of the Compensation Committee members, designate one or more subcommittees, each subcommittee to consist of at least two members of the Compensation Committee. Any such subcommittee, to the extent provided in the resolutions of the Compensation Committee and to the extent not limited by applicable law, shall have and may exercise all the powers and authority of the Compensation Committee. Each subcommittee shall have such name as may be determined from time to time by resolution adopted by the Compensation Committee. Each subcommittee shall keep regular minutes of its meetings and report the same to the Compensation Committee or the Board when required.

Nominating and Corporate Governance Committee.    The Nominating Committee currently has three members: John P. Miller (Chair), Jonathan J. Ledecky and Ja-chin Audrey Lee. All members of the Nominating Committee are, and during 2024 were, independent under the NYSE listing standards.

The Nominating Committee met 5 times during fiscal 2024.

The purpose of the Nominating Committee is to assist the Board by identifying qualified candidates for director, recommending to the Board the director nominees for the next annual meeting of stockholders, leading the Board in its annual review of the Board’s performance, recommending to the Board director nominees for each Board committee, and developing and recommending to the Board corporate governance guidelines applicable to the Company. The Nominating Committee’s principal responsibilities include, among others:

•        evaluating the current composition, organization and governance of the Board and its committees, and making recommendations to the Board for approval;

•        evaluating and proposing nominees for election to the Board;

•        evaluating the performance of the Board, its committees and individual directors and determining whether continued service on the Board is appropriate;

•        evaluating and making recommendations to the Board concerning the appointment of directors to Board committees, the selection of Board committee chairs, and proposal of the slate of directors for election to the Board;

•        evaluating nominations by stockholders of candidates for election to the Board;

•        overseeing the process of succession planning of the CEO and, as warranted, other senior officers of the Company;

•        developing, adopting, and overseeing the implementation of a Code of Business Conduct and Ethics;

•        developing a set of corporate governance policies and principles and recommending to the Board any changes to such policies and principles;

•        reviewing issues and developments related to corporate governance and identifying and bringing to the attention of the Board current and emerging corporate governance trends;

•        reviewing periodically the Nominating Committee charter, structure and membership requirements and recommending any proposed changes to the Board, including undertaking an annual review of its own performance; and

•        reviewing correspondence from shareholders and others regarding proposals for strategic alternatives and transactions and making recommendations to the Board regarding the same.

Generally, the Nominating Committee considers candidates recommended by stockholders as well as from other sources, such as directors or executive officers, third-party search firms or other appropriate sources. Once identified, the Nominating Committee will evaluate a candidate’s qualifications in accordance with our “Nominating and Corporate Governance Committee Policy Regarding Qualifications of Directors,” which is Appendix A to the Nominating Committee charter. The Nominating Committee believes that members of the Board must possess certain basic personal and professional qualities in order to properly discharge their fiduciary duties to stockholders, provide effective oversight of the management of the Company and monitor the Company’s adherence to principles of sound corporate governance. Consequently, all persons nominated should possess the following minimum qualifications:

•        Integrity and Ethical Values.    Candidates should possess the highest personal and professional standards of integrity and ethical values.

•        Commitment.    Candidates must be committed to promoting and enhancing the long-term value of the Company for its stockholders.

•        Absence of Conflicts of Interest.    Candidates should not have any interests that would materially impair their ability to (i) exercise independent judgment or (ii) otherwise discharge the fiduciary duties owed as a director to the Company or its stockholders.

•        Fair and Equal Representation.    Candidates must be able to represent fairly and equally all stockholders of the Company without favoring or advancing any particular stockholder or other constituency of the Company.

•        Achievement.    Candidates must have demonstrated achievement in one or more fields of business, professional, governmental, community, scientific or educational endeavors, and possess mature and objective business judgment and expertise.

•        Oversight.    Candidates are expected to have sound judgment, derived from management or policy-making experience (which may be as an advisor or consultant), that demonstrates an ability to function effectively in an oversight role.

•        Business Understanding.    Candidates must have a general appreciation regarding major issues facing public companies of a size and operational scope similar to the Company.

•        Available Time.    Candidates must have, and be prepared to devote, adequate time to the Board and its committees.

•        Board Policies.    Candidates’ election must not conflict with any applicable Board policies.

Under exceptional and limited circumstances, the Nominating Committee may approve the candidacy of a nominee who does not satisfy all of these requirements if it believes the service of such nominee is in the best interests of the Company and its stockholders.

These are only threshold criteria, and the Nominating Committee will also consider the contributions that a candidate can be expected to make to the collective functioning of the Board based upon the totality of the candidate’s credentials, experience and expertise, the composition of the Board at the time, and other relevant circumstances. The Nominating Committee will strive, where appropriate, to achieve a variety of backgrounds, perspectives and experiences, among other things, on our Board and its committees. The Board believes that such variety is important to foster various points of view, improving the quality of dialogue, contributing to a more effective decision-making process, and enhancing overall culture in the boardroom.

The Nominating Committee undertakes an annual assessment of each director’s skills and experiences in order to ensure that the Board is most effectively responding to the needs of the business, acting in the best interests of stockholders. The Nominating Committee reviews how the experiences and skills of each director complement those of fellow Board members to create a balanced Board with a variety of viewpoints and deep expertise.

If a stockholder wishes to propose a candidate for consideration as a nominee for election to the Board, they must follow the procedures described in our Bylaws and under the heading “Stockholder Proposals and Nominations for Director” at the end of this proxy statement. In general, persons recommended by stockholders will be considered in accordance with our “Policy on Stockholder Recommendation of Candidates for Election as Directors,” which is Appendix B to the Nominating Committee charter. All recommendations submitted by stockholders will be considered in the same manner and under the same process as any other recommendations submitted from other sources.

Any such recommendation should be made in writing to the Nominating Committee, care of our Corporate Secretary at our principal office and should be accompanied by the following information concerning each recommending stockholder and the beneficial owner, if any, on whose behalf the recommendation is made:

•        as to each recommending stockholder, (i) the name and address of such recommending stockholder (including, if applicable, the name and address that appear on the Company’s books and records) and (ii) the number of shares of each class or series of stock of the Company that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) by such recommending stockholder;

•        as to each recommending stockholder, (i) the full notional amount of any securities that, directly or indirectly, underlie any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) (“Synthetic Equity Position”) and that is, directly or indirectly, held or maintained by such recommending stockholder with respect to any shares of any class or series of stock of the Company; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided, further, that any recommending stockholder satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a recommending stockholder that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be deemed to hold or maintain the notional amount of any securities that underlie a Synthetic Equity Position held by such recommending stockholder as a hedge with respect to a bona fide derivatives trade or position of such recommending stockholder in the ordinary course of such recommending stockholder’s business as a derivatives dealer, (ii) any rights to dividends on the shares of any class or series of stock of the Company owned beneficially by such recommending stockholder that are separated or separable from the underlying shares of the Company, (iii) any material pending or threatened legal proceeding in which such recommending stockholder is a party or material participant involving the Company or any of its officers or directors, or any affiliate of the Company, (iv) any other material relationship between such recommending stockholder, on the one hand, and the Company or any affiliate of the Company, on the other hand, (v) any direct or indirect material interest in any material contract or agreement of such recommending stockholder with the Company or any affiliate of the Company (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (vi) any other information relating to such recommending stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such recommending stockholder in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (i) through (vi) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a recommending stockholder solely as a result of being the stockholder directed to prepare and submit the notice required by our Bylaws on behalf of a beneficial owner; and

•        as to each candidate whom a recommending stockholder proposes to nominate for election as a director, (i) all information with respect to such candidate for nomination that would be required to be set forth in a stockholder’s notice if such candidate for nomination were a recommending stockholder, (ii) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (iii) a description of any direct or indirect material interest in any material contract or agreement between or among any recommending stockholder, on the one hand, and each candidate for nomination or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such recommending stockholder were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant and (iv) a completed and signed questionnaire, and other supporting materials.

Board of Directors Leadership Structure

Our corporate governance policies and practices do not require a particular Board leadership structure. Our Board has the flexibility to select its Chair and our CEO in the manner that it believes is in the best interests of our stockholders. Accordingly, the positions of Chair and CEO may be filled by either one individual or two individuals. In determining the appropriate Board leadership structure, the Board considers a number of factors, including the Company’s strategic goals, the risks and opportunities the Company faces, the Company’s business and operating environment, the experience and skills of the Company’s directors and the interests of the Company’s stockholders.

Currently, the Board has elected to appoint one person, Christopher Hayes, to the positions of President, CEO and Chair of the Board. As such, Mr. Hayes presides over meetings of our Board and carries out such other duties as are customarily carried out by the chair of a board. The Board believes that because Mr. Hayes has unique and extensive experience and understanding of our business, he is well situated to lead and execute strategy and business plans to maximize stockholder value by having the combined role of Chair of the Board, President and CEO. In order to ensure that independent directors continue to play a leading role in our governance, the Board has appointed John P. Miller as independent Lead Director. The independent Lead Director’s duties closely parallel the role of an independent Chair of the Board to provide an appropriate level of independent oversight for Board decisions and to ensure that directors and stockholders have an independent leadership contact. The independent Lead Director is responsible for presiding over the executive sessions of non-management directors and performing such other duties as may be delegated to the position by the Board. The independent Lead Director also has the following additional roles and responsibilities:

•        serve as a liaison between the independent directors and the President, CEO and Chair of the Board and senior management to report or raise matters;

•        preside over meetings of the non-management directors and, as appropriate, provide prompt feedback to the President, CEO and Chair of the Board;

•        take a leading role in the Board’s evaluation of the CEO and succession planning; and

•        perform such other duties and responsibilities as may be delegated to the independent Lead Director by the Board from time to time.

The Board also has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. Each committee is composed solely of independent directors.

Given our current circumstances, business and strategy, we believe having a combined Chair of the Board and CEO, as well as having an independent Lead Director and independent standing committees, is the most appropriate structure for us and our stockholders. We believe this structure demonstrates clear leadership to our employees, stockholders, and other interested parties. The independent Lead Director protects the role of the independent directors by providing leadership to the independent directors and working closely with the Chair of the Board and CEO.

Board of Directors’ Role in Risk Oversight

One of the key functions of our Board is informed oversight of our risk management process. Our Board does not have a standing risk management committee but administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight and regularly report to the Board. In particular, our Board is responsible for monitoring and assessing strategic risk exposure. The Board and its committees, as appropriate, receive and discuss updates from management on material short, medium, and long-term risks facing the Company in addition to information on risk mitigation efforts and opportunities arising from these risks. The Board and its committees help evaluate the Company’s approach to material risks and provide feedback on management’s identification, assessment, monitoring, and mitigation of these risks.

Our Audit Committee reviews and discusses with management and the external, independent auditors the Company’s processes and policies on risk identification, management, and assessment in all areas of the Company’s business, including but not limited to information security, competition, and regulation. Areas of focus for the Audit Committee include the Company’s policies and other matters relating to the Company’s investments, cash management and foreign exchange management, major financial risk exposures, the adequacy and effectiveness of the Company’s information security policies and practices and the internal controls regarding information security, and the steps taken by management to monitor and mitigate or otherwise control these exposures and to identify future risks. Our Audit Committee also helps the Board oversee the Company’s legal and regulatory compliance, including risk assessment and directly oversees the Company’s Internal Audit function. The head of the Company’s Internal Audit function conducts an annual risk assessment survey and analysis, which is reported to the Audit Committee.

Our Compensation Committee assesses and monitors whether our compensation plans, policies, and programs comply with applicable legal and regulatory requirements. Our Compensation Committee also reviews our compensation policies and practices for all employees to determine whether such policies and practices create risks that are reasonably likely to have a material adverse effect on the Company.

Our Nominating Committee considers risks related to corporate governance and succession planning for the CEO and, as warranted, other senior officers of the Company.

We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership, at the committee level, with ultimate oversight by the full Board as led by the Chair of the Board and CEO and the independent Lead Director.

Communications by Stockholders and Others to Our Board of Directors

Generally, stockholders or other interested entities who have questions or concerns should contact our Investor Relations department at investors@sprucepower.com. However, any stockholders or other interested parties who wish to address communications directly to our Board, to any individual director, or to the non-management directors as a group should mail or hand deliver such communications to Attn: Security Holder Communications, Board of Directors, Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. Communications will be distributed to our Board, to any individual director, or the non-management directors as a group, as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our Board may be excluded, such as:

•        junk mail and mass mailings;

•        resumes and other forms of job inquiries;

•        surveys; and

•        solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, in which case it will be made available to any director upon request.

STOCKHOLDER ENGAGEMENT

We maintain an ongoing dialogue with our stockholders. Throughout the year, we engage with our stockholders to provide updates on our business and solicit perspectives on matters that are important to them. We communicate with our stockholders in a variety of ways, including through investor presentations, banking conferences and quarterly earnings calls, as well as through information on our website and in our annual reports, press releases, quarterly reports, and proxy statements. The Board believes that, in most circumstances, our Chief Executive Officer and other authorized members of management are best positioned to speak with our stockholders on behalf of the Company. However, the Board and its committees regularly receive reports on our stockholder engagement activities and are provided with the opportunity to discuss and ask questions about significant stockholder feedback we receive. Stockholder perspectives are shared with, and considered by, our Board and relevant committees to inform our policies, decisions and strategy, as appropriate. For more information regarding stockholder engagement on executive compensation matters, see “Executive Compensation — Say-on-Pay and Stockholder Engagement.”

Early Spring
Proxy Statement Filing
• We publish our proxy statement to disclose and communicate our governance and compensation practices.
Late Spring
Pre-Annual Meeting Engagement
• We invite our largest stockholders and key stakeholders to engage with us.
• We discuss and solicit perspectives on annual meeting proposals and other matters of importance to our stockholders, including corporate governance, executive compensation, and sustainability.
Summer
Review Annual Meeting Outcomes and Plan for Engagement
• Our Board and committees review the outcome of votes on proposals at our annual meeting and any post-vote feedback.
• The Board and committees also review peer and market trends in governance and compensation practices.
Fall/Winter
Response and Continued Engagement

•   The Board, its committees and management discuss and take action, as appropriate, based on stockholder feedback received during the spring engagement meetings and in response to the annual meeting vote outcomes, as necessary.

• We continue ongoing outreach to our stockholders in the fall to understand their evolving perspectives.
Contacted 14 Stockholders representing 45% of outstanding shares held by institutional investors as of 5/13/25	Engaged with 5 Stockholders representing 33% of outstanding shares held by institutional investors as of 5/13/25
Key Topics Discussed
• Executive compensation program	• Corporate governance
• Board oversight of strategic priorities	• Sustainability

What We Heard	What We Did
We heard an interest in understanding more about our Short-Term Incentive Compensation Plan (the “STIC”), including the metrics driving payouts under the STIC.

We enhanced the disclosures about our Short-Term Incentive Compensation Plan to provide more information regarding the Plan’s measures. See “2024 Executive Compensation Program in Detail — Annual Incentives” below.

We heard questions about whether our compensation peer group was an appropriate benchmark for the Company.

With the assistance of our independent compensation consultant, Meridian, our Compensation Committee re-evaluated the Company’s peer group in 2024 and determined that many of the companies included in the peer group were aspirational. Consequently, our Compensation Committee adopted a new peer group reflecting companies that are more similarly sized and situated to the Company.

We heard a focus on understanding the Company’s plans to remediate its material weaknesses in internal control over financial reporting.

We remediated material weaknesses in internal control over financial reporting related to journal entries and complex transactions, in each case as of December 31, 2024, and provided detailed disclosure of these remediation efforts in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

We are committed to supporting a strong culture of internal controls by designing, implementing, and maintaining internal controls over financial reporting that are the foundations of a strong internal control environment. In connection with the remaining unremediated material weakness related to revenue recognition, management, with the oversight of our Audit Committee, has developed and is implementing a comprehensive plan to fully remediate the material weakness.

OUR EXECUTIVE OFFICERS

The executive officers of the Company as of the date of this proxy statement are as follows:

Name	Age	Principal Occupation During the Past Five Years
Christopher Hayes(1)	51

Chief Executive Officer and President of the Company since April 2024, and a director of the Company since December 2020. Mr. Hayes has served as Chair of the Board of the Company since January 2023. From August 2019 until December 2020, Mr. Hayes served as a member of the Board of the Company’s affiliate, XL Hybrids Inc. From August 2016 to January 2017, Mr. Hayes served as the Senior Vice President of Edison Energy, LLC, an indirect subsidiary of Edison International, a publicly traded energy and power markets company, following Edison’s acquisition of Altenex, a renewable energy procurement company co-founded by Mr. Hayes in 2011. Most recently, Mr. Hayes served as managing partner and director of Alturus, a sustainable infrastructure investment company he co-founded in 2018. The Board believes that Mr. Hayes’ knowledge of our business as its CEO allows him to provide important insights to the Board on the Company, its business, and its potential strategic priorities.

Jonathan M. Norling	56

Chief Legal Officer of the Company since February 2023; prior thereto General Counsel of Spruce Power from January 2019 to February 2023, Deputy General Counsel of Spruce Power from January 2018 to January 2019, and Interim General Counsel of Spruce Power from July 2017 to January 2018.

____________

(1)      Christopher Hayes, who served as Chair of the Board in fiscal year 2023 became President and Chief Executive Officer as of April 12, 2024, replacing Christian Fong who served as Chief Executive Officer from February 1, 2023 until April 12, 2024.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 13, 2025, certain information with respect to (a) the beneficial ownership of our common stock held by (i) each of our directors, (ii) each of our named executive officers, and (iii) all of our current directors and executive officers as a group, and (b) stockholders known to us to beneficially own more than 5% of our common stock. For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Exchange Act. In general, beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting or investment power. The Company deemed shares of our common stock that may be acquired by an individual or group within 60 days of May 13, 2025 pursuant to the exercise of options or warrants or the vesting of restricted stock units to be outstanding for the purpose of computing the percentage ownership of such individual or group, but those shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, the Company believes that the stockholders named in this table have sole voting and investment power with respect to all shares of our common stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage ownership is based on 17,826,560 shares of our common stock outstanding on May 13, 2025.

	Shares Beneficially Owned
Name and Address	Number	Percent
Directors and Named Executive Officers(1)
Christopher Hayes(2)	213,478	1.2%
Christian Fong	—	*
Sarah Weber Wells(3)	57,338	*
Jonathan M. Norling(4)	58,088	*
Eric Tech(5)	161,087	*
Kevin Griffin(6)	754,215	4.2%
Jonathan J. Ledecky(7)	642,586	3.6%
John P. Miller(8)	80,594	*
Ja-chin Audrey Lee, Ph. D.(9)	24,157	*
Clara Nagy McBane(10)	2,000	*
Shawn Kravetz(11)	319,382	1.8%
All directors and executive officers as a group (9 persons)	2,255,587	12.7%

____________

*        Represents beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)      The business address of the stockholder is c/o Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.

(2)      Consists of (a) 89,522 shares held of record and (b) options to purchase 123,956 shares of our common stock.

(3)      Consists of 57,338 shares held of record.

(4)      Consists of 58,088 shares held of record.

(5)      Consists of 102,099 shares held in trusts of which Mr. Tech is the co-trustee and has or shares investment and voting power, (b) 3,125 shares held by a daughter of Mr. Tech, (c) 3,125 shares held by another daughter of Mr. Tech, and (d) options to purchase 52,738 shares of our common stock.

(6)      Consists of (a) options to purchase 2,414 shares of our common stock; (b) 487,218 shares of our common stock managed by MGG Investment Group, LP (“MGG”), that allocates to various held funds of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer, and (c) 264,583 shares of common stock issuable upon exercise of warrants held by MGG, of which Mr. Griffin is the Chief Executive Officer and Chief Investment Officer. Notwithstanding his dispositive and voting control over such shares, Mr. Griffin disclaims beneficial ownership of the shares of our common stock and warrants held by MGG, except to the extent of his proportionate pecuniary interest therein. The business address of each of the foregoing is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(7)      Consists of (a) 47,464 shares held of record, (b) options to purchase 2,414 shares of our common stock, and (c) 328,125 shares and 264,583 shares of common stock issuable upon exercise of warrants held by Ironbound Partners Fund, LLC, an affiliate of Mr. Ledecky. Notwithstanding his dispositive and voting control over such shares, Mr. Ledecky disclaims beneficial ownership of the shares of our common stock and warrants held by Ironbound Partners Fund, LLC, except to the extent of his proportionate pecuniary interest therein. The business address of Mr. Ledecky is c/o Graubard Miller, The Chrysler Building, 405 Lexington Avenue, 11th Floor, New York, New York 10174.

(8)      Consists of 80,594 shares held of record and (b) restricted stock units as to 6,049 shares.

(9)      Consists of 24,157 shares held of record.

(10)    Consists of (a) 2,000 shares held of record and (b) restricted stock units as to 23,585 shares, which vest within 60 days of May 13, 2025.

(11)    Consists of 319,382 shares of our common stock held by Esplanade Capital LLC, of which Mr. Kravetz is President and Chief Executive Officer, or its affiliates, over which Mr. Kravetz has sole dispositive and voting control.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of the Company’s common stock and other equity securities. To the Company’s knowledge, based solely on a review of the reports filed for the fiscal year and related written representations, the Company believes that all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except for Kevin Griffin, Jonathan Ledecky, John Miller, Ja-chin Audrey Lee, and Clara Nagy McBane, who each reported one transaction late on a Form 4; Eric Tech, who reported three transactions late on one Form 4; Jonathan Norling and Sarah Weber Wells, who each reported one transaction late on a Form 4; and Christian Fong, a former executive officer and director, who reported two transactions late on two Form 4s.

PROPOSAL TWO
ADVISORY AND NON-BINDING VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, and related SEC regulations enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC rules relating to compensation disclosure. Section 14A of the Exchange Act requires the Company to hold the advisory vote on executive compensation at least once every three years. At the Company’s 2022 annual meeting of stockholders, stockholders voted on our say-on-pay frequency proposal indicating a preference for holding such advisory vote on executive compensation every year. Accordingly, the Board decided that the advisory vote on executive compensation would be held every year, at least until the next advisory say-on-pay frequency vote.

The Compensation Committee regularly reviews the compensation programs for our named executive officers to ensure they achieve the desired goal of striking a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s stockholders. The Company’s compensation program is designed to offer competitive compensation to employees to attract and retain capable employees. Please read the section “Executive Officer and Director Compensation” in this proxy statement for additional details about our executive compensation program, including information about the fiscal year 2024 compensation of our named executive officers.

We are asking our stockholders to indicate their approval of our named executive compensation as described in this proxy statement. The proposal, commonly known as the “say-on-pay” proposal, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the polices and practices described in this proxy statement.

Accordingly, the Board recommends that the stockholders approve the following advisory resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers as disclosed in the Company’s proxy statement for the 2025 Annual Meeting of Stockholders pursuant to compensation disclosure rules of the U.S. Securities and Exchange Commission, including the compensation tables and the related narrative discussion in the proxy statement.”

This vote is advisory and not binding on the Company, the Board or the Compensation Committee. However, the Board and the Compensation Committee value the opinions of our stockholders and will consider the outcome of this advisory vote when considering future executive compensation decisions. We anticipate that the next vote on a say-on-pay proposal will occur at the 2026 Annual Meeting of Stockholders.

Required Vote

The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions and broker non-votes) is required to approve, on an advisory basis, the total compensation paid to the named executive officers as disclosed in this proxy statement.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

EXECUTIVE OFFICER COMPENSATION1

This section explains our executive compensation program for our named executive officers (“NEOs”) and the decisions made with respect to the compensation of our NEOs in 2024. This section also describes the process of the Company’s Compensation Committee (the “Compensation Committee”) and Board for making compensation decisions, as well as the rationale for specific decisions related to the fiscal year ended December 31, 2024.

Our NEOs for 2024 were:

Name	Position
Christopher Hayes	President and Chief Executive Officer
Christian Fong(1)	Former President and Chief Executive Officer
Sarah Weber Wells(2)	Former Chief Financial Officer
Jonathan M. Norling	Chief Legal Officer

____________

(1)      Mr. Fong was appointed as President on September 9, 2022 and became Chief Executive Office on February 1, 2023. Effective April 12, 2024, Mr. Fong was replaced by Mr. Hayes as President and Chief Executive Officer.

(2)      Ms. Wells served as Chief Financial Officer and Head of Sustainability of the Company from May 2023 until her resignation on May 14, 2025.

Compensation Practices & Policies

We believe the following practices and policies within our program promote sound compensation governance and are in the best interests of our stockholders and executives:

What We Do	What We Don’t Do
• Maintain anti-hedging and anti-pledging policies • Provide for “double-trigger” equity award vesting and severance benefits upon a change in control • Use an independent compensation consultant

•   No tax gross ups

•   No repricing or exchange of underwater options without stockholder approval

•   No option or stock appreciation rights granted below fair market value

•   No supplemental executive retirement plans

What Guides our Program

Executive Compensation Philosophy and Objectives

Our executive compensation philosophy is driven by the following guiding principles that underpin the critical connections between performance, long-term value creation, talent management, compensation governance and our cultural values:

•        Competitively Positioned:    Target compensation should be competitive with that being offered to individuals in comparable roles at other companies with which the Company competes for talent to ensure that we employ the best people to lead our success.

•        Performance-Driven and Stockholder-Aligned:    A meaningful portion of total compensation should be variable and linked to the achievement of specific short- and long-term performance objectives and designed to drive stockholder value creation.

•        Responsibly Governed:    Decisions about compensation should be guided by appropriate governance standards and rigorous processes that encourage prudent decision-making.

____________

1        The Company qualifies as a “smaller reporting company” under the rules promulgated by the SEC, and we have elected to comply with the disclosure requirements applicable to smaller reporting companies.

Elements of Pay: Total Direct Compensation

Our executive compensation philosophy is supported by the following principal elements of pay:

Pay Element	How It’s Paid	Purpose
Base Salary	Cash (Fixed)

Provides a competitive base salary rate relative to similar positions in the market and enables the Company to attract and retain critical executive talent, rewards overall performance by our executive officers and provides a degree of financial stability for each of our executive officers.

Annual Incentives	Cash (Variable)	Reward executives for delivering on annual strategic objectives that we believe contribute to the creation of stockholder value and help us attract and retain critical executive talent.
Long-Term Incentives	Equity (Variable)	Help us attract and retain executive talent, which we believe helps drive the creation of stockholder value.

Executive Compensation Decision-Making Process

The Role of the Compensation Committee.    The Compensation Committee oversees the executive compensation program for our NEOs. The Compensation Committee is comprised of independent, non-employee members of the Board. The Compensation Committee works closely with its independent consultant and management to examine the effectiveness of the Company’s executive compensation program throughout the year. Details of the Compensation Committee’s authority and responsibilities are specified in its charter, which may be accessed at our website at https://investors.sprucepower.com/governance/documents-and-charters/default.aspx. The Compensation Committee makes all final compensation and equity award decisions regarding our NEOs, except for the CEO, whose compensation is determined by the independent members of the Board, based upon the recommendation of the Compensation Committee.

The Role of Management.    Members of our management team attend regular meetings where executive compensation, Company and individual performance, and competitive compensation levels and practices are discussed and evaluated. However, they do not participate in discussions about their own pay. Only Compensation Committee members vote on decisions regarding NEO compensation. The CEO reviews his recommendations pertaining to other executives’ (non-NEOs) pay with the Compensation Committee, providing transparency and oversight. Decisions on non-NEO pay are made by the CEO. The CEO does not participate in the deliberations of the Compensation Committee or Board regarding his own compensation. Independent members of the Board make all final determinations regarding CEO compensation.

The Role of the Independent Consultant.    The Compensation Committee engages an independent compensation consultant to provide expertise on competitive pay practices, program design, and an objective assessment of any inherent risks of any programs. Pursuant to authority granted to it under its charter, the Compensation Committee has Meridian Compensation Partners, LLC (“Meridian”) as its independent consultant. Meridian reports directly to the Compensation Committee and did not provide any additional services to management. The Compensation Committee has conducted an independence assessment of Meridian in accordance with SEC rules.

The Role of Peer Group Companies.    The Compensation Committee strives to set a competitive level of total compensation for each NEO as compared with executive officers in similar positions at peer companies. For purposes of setting 2024 compensation levels, the Compensation Committee did not reference a specific peer group or conduct formal benchmarking, but subjectively took into account publicly available data of similarly sized and situated companies and industry specific survey data. This market data was not the sole determinant in setting pay levels for the NEOs. Actual pay levels can be above or below the targeted levels depending on the Compensation Committee’s subjective evaluation of factors such as experience, individual or company performance, tenure, employee potential, unique skills, criticality of the position to the Company, and other factors. In general, the Compensation Committee desires to balance general internal and external equity and reserves the right to use discretion to deviate when necessary to recruit employees and/or retain the right talent.

In 2024, the Compensation Committee re-evaluated the Company’s peer group and determined that many of the companies included in the peer group were aspirational. Consequently, with the help of Meridian, the Compensation Committee adopted a new peer group reflecting companies that are more similarly sized and situated to the Company. This new peer group was used by the Compensation Committee to inform 2025 compensation decisions for the Company’s executive officers.

Say-on-Pay and Stakeholder Engagement

In response to our 2024 say-on-pay proposal, the Company conducted an outreach effort to understand our stockholders’ perspectives on our compensation and governance programs to ensure appropriate responsiveness to stockholder feedback.

During 2024, we contacted fourteen of our then largest stockholders, representing approximately 45% of shares of Company common stock held by institutional investors. We held five meetings with five of our largest stockholders, representing approximately 33% of shares of Company common stock held by institutional investors.

In its executive compensation program, the Company aims to set meaningful targets and goals designed to encourage the achievement of specific performance objectives and drive stockholder value creation. In addition, the Company focuses on emphasizing equity compensation in its executive compensation program to better align the interests of our executive officers with those of our stockholders.

The investors with whom the Company met were generally supportive of the Company’s executive compensation program and governance practices. Nonetheless, our Compensation Committee made certain changes that it believes are responsive to key areas of feedback the Company received from stakeholders. See “Stockholder Engagement” on page 23 above for more information.

2024 Executive Compensation Program in Detail

Base Salary

Base salary represents annual fixed compensation and is a standard element of compensation necessary to attract and retain executive leadership talent. Base salary also rewards overall performance and provides a degree of financial stability for our NEOs. In making base salary decisions, the Compensation Committee considers the CEO’s recommendations, as well as each NEO’s position and level of responsibility within the Company. The Compensation Committee (and the Board with respect to the CEO) takes into account factors such as competitive market data as well as individual performance, experience, tenure, internal equity, and employee potential. The Compensation Committee did not assign relative weighting to these factors when determining the base salary of any NEO, but the Compensation Committee made subjective determinations that the amounts of base salary were appropriate considering all of these factors collectively.

Annual Incentives

The 2024 Short-Term Incentive Compensation Plan (“STIC”) provided our NEOs the opportunity to earn a performance-based annual cash bonus. The STIC is administered by the Compensation Committee with input from our Chief Executive Officer. Under the STIC, each NEO’s target annual bonus opportunity is expressed as a percentage of the NEO’s base salary and is established based on the NEO’s level of responsibility and his or her ability to impact overall results. These targets were established based on recommendations from our independent consultant. Target award opportunities for 2024 were as follows:

Name	2024 Base Salary	Bonus Target (% of Base Salary)	Bonus at Target ($)
Christopher Hayes	$650,000	100%	$650,000
Christian Fong(1)	$650,000	100%	$650,000
Sarah Weber Wells(2)	$345,000	50%	$172,500
Jonathan M. Norling(3)	$315,000	50%	$157,500

____________

(1)      Mr. Fong ceased serving as the Company’s President and Chief Executive Officer as of April 12, 2024. As discussed below, upon his separation, Mr. Fong was eligible for severance per the terms of his employment agreement, including 1.5 times his target bonus.

(2)      Ms. Wells’ base salary increased to $345,000 effective as of November 24, 2024.

(3)      Mr. Norling’s base salary increased to $315,000 effective as of February 4, 2024.

The Compensation Committee selected organizational performance measures for all NEOs and departmental performances for all NEOs other than the Chief Executive Officer. Each NEO’s target annual bonus opportunity was weighted among these measures, and each NEO’s performance was used to determine the NEO’s eligibility for the annual bonus payment. Under the terms of the STIC, cash payments may range from 0% to 200% of each NEO’s target annual bonus opportunity. The Compensation Committee has the discretion to increase or decrease an annual bonus award in light of considerations it deems relevant and appropriate.

Organizational Performance Measures.    The selected organizational performance objectives for 2024 and their respective weightings are outlined below:

Corporate Profitability	35%
Operations & Servicing Excellence	40%
Reporting Accuracy & Timeliness	25%
Total	100%

The selected corporate profitability measures for 2024 and their threshold, target, stretch, and maximum performance levels are outlined below:

Corporate Profitability Measure	Threshold	Target	Stretch	Maximum
Adjusted Free Cash Flow(1)	$2,700,000	$5,400,000	$10,000,000	$15,000,000
New Business Net Revenue	$1,600,000	$3,200,000	$5,000,000	$15,000,000
Systems/Contracts Owned	74,730	85,000	90,000	95,000

____________

(1)      The Company defines Adjusted Free Cash Flow as Operating EBITDA less project finance debt service, platform capital expenditures, and other non-cash items. Project finance debt service represents principal and interest payments, including sweeps where applicable, on the Company’s non-recourse, project finance debt facilities. Other non-cash items represent miscellaneous non-cash income or expense associated with our various operating portfolios of residential solar assets. We define Operating EBITDA as Adjusted EBITDA plus proceeds from investment in master lease agreement, net, proceeds from buyouts/prepayments and interest earned on cash investments. Proceeds from investment in lease agreement, net, represent cash flows from the Company’s Spruce Power 4 Portfolio, which holds the 20-year use rights to customer payment streams of approximately 22,500 solar lease and power purchase agreements, net of servicing costs. Proceeds from buyouts prepayments represent cash inflows from the early buyout of customer solar contracts and cash inflows from the prepayment of customer solar contracts. Interest earned on cash investments represent cash interest received on investments in money market funds/U.S. Treasury securities. We defined EBITDA as our consolidated net income (loss) and adding back interest expense, net, income taxes, and depreciation and amortization. Adjusted EBITDA excludes certain identified items that we do not consider to be part of our ongoing business.

The selected operations & servicing excellence objectives for 2024 involved (1) the PPA lease portfolio’s adjusted gross collections, (2) average customer care satisfaction ratings, and (3) the portfolio technology build-out.

The selected reporting accuracy & timeliness objectives for 2024 related to the Company’s internal and external reporting.

Departmental Performance Measures. Departmental performance measures are respective to each NEO’s department(s) of responsibility in the Company. The average of the weighted scores of each NEO’s respective department(s) is used to measure the NEO’s departmental performance.

The selected departmental performance objectives for 2024, respective to NEO Sarah Weber Wells, weightings are outlined below:

Accounting	40%
Financial Planning & Analysis	25%
Treasury	25%
Internal Audit	10%
Total	100%

The selected departmental performance objectives for 2024, respective to NEO Jonathan Norling, weightings are outlined below:

Legal	80%
Asset Disposition	20%
Total	100%

STIC Results. In determining bonus target achievement, the Compensation Committee measured results against goals, and additionally considered other events that occurred during the fiscal year, for which NEO leadership was critical, as well as each NEO’s performance. The payouts under the STIC to our NEOs for 2024 performance were approved in February 2025 at the following levels:

Name	Actual Bonus Value	Percentage of Target Bonus
Christopher Hayes	$650,000	100%
Christian Fong	$—	—%
Sarah Weber Wells	$163,358	95%
Jonathan M. Norling	$100,000	63%

Long-Term Equity Incentives

In 2024, the Compensation Committee determined that all long-term equity incentives would be granted in the form of restricted stock units (“RSUs”), with a four-year vesting schedule of 25% per year on the anniversary date of grant. The Compensation Committee believes that RSUs best align the interests of award recipients with those of our stockholders based on recommendations from our independent consultant. The long-term nature of the RSUs creates performance and retention incentives for recipients.

Mr. Hayes was awarded equity awards on April 12, 2024, which was the date he was appointed CEO and President of the Company, valued at 170% his initial base salary, with 70% of such equity awards being in the form of stock options to purchase shares of the Company’s common stock and 30% of such equity awards being in the form of RSUs. These equity awards vest in equal installments over four years following April 12, 2024, subject to Mr. Hayes’ continued service on the applicable vesting date. The structure of the award (i.e., 70% options and 30% RSUs) is consistent with the Compensation Committee’s intent to have Mr. Hayes focus on implementing business strategies to foster long-term stock price growth.

The Company continues to evolve as a business and recognizes that the structure of our equity program must evolve with the transition of our business strategy. The Compensation Committee continues to evaluate its approach to long-term equity incentive compensation and is committed to putting forth a program that aligns the interest of our executives and stockholders each year.

The 2024 awards for each NEO were as follows:

Name	Options	Options Grant Date Fair Value(1) ($)	RSUs	RSUs Grant Date Fair Value(2) ($)
Christopher Hayes	295,229	$773,500	88,636	$296,391
Christian Fong(3)	0	$—	278,340	$1,007,591
Sarah Weber Wells	0	$—	119,020	$430,852
Jonathan M. Norling	0	$—	119,020	$430,852

____________

(1)      Reflects the grant date fair value of such award computed in accordance with FASB ASC Topic 718.

(2)      Individual award amounts reflect the grant date fair values of such awards computed in accordance with FASB ASC Topic 718.

(3)      Of the 278,340 RSUs that were awarded to Mr. Fong on April 1, 2024, 97,994 vested on May 10, 2024, and the remainder of the RSUs were cancelled given his separation from the Company on April 12, 2024.

Other Benefits and Perquisites

Our NEOs are eligible to participate in our employee benefit plans, including medical, dental, vision, and life insurance plans, in each case on the same basis as all of our other employees. The Company pays premiums for the life insurance for all employees, including our NEOs. The Company generally does not provide perquisites or personal benefits.

401(k) Plan and Employee Stock Purchase Plan

The Company maintains a 401(k) plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Eligible employees are able to defer eligible compensation up to certain Code limits, which are updated annually. The Company provides for safe harbor matching contributions equal to 100% on the first 3% of an employee’s eligible earnings deferred and an additional 50% on the next 2% of an employee’s eligible earnings deferred. Employee elective deferrals and safe harbor matching contributions are 100% vested at all times. The 401(k) plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, contributions to the 401(k) plan are deductible by us when made, and contributions and earnings on those amounts are not generally taxable to the employees until withdrawn or distributed from the 401(k) plan.

Impact of Tax and Accounting

The Company regularly considers the various tax and accounting implications of our compensation plans. When determining the amount of long-term incentives and equity grants to executives and employees, the compensation costs associated with the grants are reviewed, as required by FASB ASC Topic 718.

While considering tax deductibility as only one of several considerations in determining compensation, the Audit Committee believes that the tax deduction limitation should not compromise its ability to structure compensation programs that provide benefits to the Company that outweigh the potential benefit of a tax deduction, and therefore, may approve compensation that is not deductible for tax purposes.

Policies and Practices Related to the Grant of Certain Equity Awards

Our long-term incentive compensation does not currently include regular stock option grants. In fiscal 2024, such compensation consisted solely of RSUs. Outside of the annual grant cycle, we may make RSU or stock option awards in connection with a new hire package, retention grant or severance package. Equity awards, including stock options, are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of option or other equity grant dates. Consistent with this practice, during fiscal 2024, we awarded stock options to Mr. Hayes on the day he became our President and CEO in the period beginning four business days before our filing of a periodic report on Form 10-K. Pursuant to SEC Rules, we are providing the following information relating to such stock options awarded to Mr. Hayes:
Name	Grant date	Number of securities underlying the award	Exercise price of the award ($/Sh)	Grant date fair value of the award ($)

Percentage change in the
closing market price of the
securities underlying the
award between the trading
day ending immediately prior
to the disclosure of material
nonpublic information and
the trading day beginning
immediately following the
disclosure of material
nonpublic information (%)

Christopher Hayes	April 12, 2024	295,229	$3.75	$773,500	(3.98)

2024 Summary Compensation Table

The following table sets forth information regarding the compensation to our NEOs for the years ended December 31, 2024 and 2023.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Nonequity incentive plan compensation ($)	All Other Compensation ($)(4)	Total ($)
Christopher Hayes President and CEO(5)	2024	450,000	650,000	296,931	773,500	—	26,875	2,197,306
Christian Fong(7)	2024	266,355	—	1,007,591	—	—	808,537	2,082,483
Former President and CEO(6)	2023	650,000	650,000	—	—	—	17,900	1,317,900
Sarah Weber Wells	2024	315,577	163,358	430,852	—	—	11,539	921,326
Former Chief Financial Officer and Head of Sustainability(8)	2023	285,346	120,000	403,380	—	—	13,579	822,305
Jonathan M. Norling	2024	313,269	100,000	430,852	—	—	—	844,121
Chief Legal Officer	2023	297,462	150,000	429,110	—	—	6,250	882,822

____________

(1)      The amounts in this column reflect the amount earned under the STIC in 2023 and 2024. In each case, these amounts were paid in the year following the year in which the performance criteria were achieved. For fiscal year 2023, amounts were previously reported for amounts the Company paid to the NEOs in 2023 for 2022 performance under the STIC. The amounts for 2023 now reflect the amount earned for 2023 performance under the STIC to be consistent with reporting guidelines and for comparison purposes.

(2)      Amounts shown in this column reflect the grant date fair value for restricted stock units granted during the fiscal years ended December 31, 2024 and 2023 to our NEOs, computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s stock on the date of grant. The amounts for 2023 now reflect the grant date fair value for restricted stock units granted during the fiscal year ended December 31, 2023.

(3)      Amounts shown in this column reflect the grant date fair value for options granted during the fiscal years ended December 31, 2024 and 2023 to our NEOs, calculated using the Black-Scholes option pricing model based on assumptions set forth in Note 13 to the Company’s financial statements in its Annual Report on Form 10-K.

(4)      For fiscal year 2024, includes (i) $26,875 paid to Mr. Hayes in connection with his Board service prior to becoming the CEO; (ii) $808,537 paid to Mr. Fong in connection with his separation from the Company in accordance with his employment agreement; and (iii) an $11,539 Company contribution to Ms. Wells’ 401(k) plan.

(5)      Mr. Hayes was appointed as the Company’s President and CEO effective as of April 12, 2024.

(6)      Mr. Fong ceased serving as the Company’s President and CEO effective as of April 12, 2024.

(7)      On April 1, 2024, Mr. Fong was awarded 278,340 RSUs. Of this amount, 97,994 vested on May 10, 2024, and the remainder of the RSUs were cancelled given his separation from the Company on April 12, 2024.

(8)      Ms. Wells ceased serving as the Company’s Chief Financial Officer and Head of Sustainability effective as of May 14, 2025.

Outstanding Equity Awards at 2024 Fiscal Year-End

The following table shows certain information with respect to unexercised options and unvested restricted stock units held by our NEOs as of December 31, 2024.

	Outstanding Equity Awards at 2024 Fiscal Year-End
	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) – Exercisable	Number of Securities Underlying Unexercised Options (#) – Unexercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised unearned options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)		Market Value of Shares or Units of Stock Held that Have Not Yet Vested ($)(1)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($)
Christopher Hayes	—	—	295,229	(2)	3.75	April 12, 2034	—		—	—	—
	1,968	—	—		54.48	May 25, 2031	—		—	—	—
	446				113.36	February 25, 2031	—		—	—	—
	35,801				2.16	April 21, 2030	—		—	—	—
	11,934	—	—		1.92	May 03, 2028	—		—	—	—
	—	—	—		—	—	88,636	(3)	$263,249	—	—
Christian Fong	—	—	—		—	—	—		—	—
Sarah Weber Wells	—	—	—		—	—	185,960	(4)	$552,301	—
Jonathan M. Norling	—	—	—		—	—	198,739	(5)	$590,255	—

____________

(1)      The amounts in this column represent the aggregate fair market value of restricted stock unit awards as of December 31, 2024, based on the closing price of the Company’s common stock on December 31, 2024, which was $2.97.

(2)      Scheduled to vest 25% per year on April 12, 2025, April 12, 2026, April 12, 2027, and April 12, 2028.

(3)      Of these shares, 21,159 shares vest on each of April 14, 2025, April 12, 2026, April 12, 2027, and April 12, 2028.

(4)      Of these shares, 29,755 shares vest on each of April 1, 2025, April 1, 2026, April 1, 2027, and April 1, 2028; 15,188 shares vest on each of April 3, 2025, April 3, 2026, and April 3, 2027; and 10,689 shares vest on each of September 9, 2025 and September 9, 2026.

(5)      Of these shares, 29,755 shares vest on each of April 1, 2025, April 1, 2026, April 1, 2027, and April 1, 2028; 16,156 shares vest on each of April 3, 2025, April 3, 2026, and April 3, 2027; and 15,625 shares vest on each of September 9, 2025 and September 9, 2026.

Employment Agreements and Severance Agreements

Christopher Hayes

In connection with Mr. Hayes’ appointment as President and Chief Executive Officer of the Company, Mr. Hayes and the Company entered into a CEO Offer Letter (the “Hayes Offer Letter”) on April 12, 2024, under which Mr. Hayes’ service to the Company as its President and Chief Executive Officer commenced on April 12, 2024 and will continue until terminated by the Company or Mr. Hayes. The Hayes Offer Letter provides for (a) an initial annual base salary of $650,000 and (b) an annual cash bonus opportunity with a target of 100% of his base salary to be based on achieving annual performance metrics determined by the Board or as may be payable by the Board in its discretion.

Mr. Hayes was also awarded equity awards effective on April 12, 2024 valued at 170% of his initial base salary, with 70% of such equity awards being in the form of stock options to purchase shares of the Company’s common stock and 30% of such equity awards being in the form of RSUs. These equity awards vest in equal annual installments over four years following April 12, 2024, subject to Mr. Hayes’ continued service on the applicable vesting date.

Mr. Hayes is eligible to participate in the employee benefits offered by the Company in accordance with the applicable terms of the benefit program, plan or arrangement.

The Hayes Offer Letter requires Mr. Hayes to comply with certain non-disclosure, non-competition and non-solicitation covenants.

Mr. Hayes is eligible for severance benefits and payments under the Executive Severance Plan discussed below.

Christian Fong

Until April 12, 2024, Mr. Fong was employed by the Company under an Executive Employment Agreement originally entered into on September 9, 2022 (the “Fong Employment Agreement”). The Company employed Mr. Fong as the Company’s President and CEO until April 12, 2024, and in 2024, paid Mr. Fong an annual base salary of $650,000. Pursuant to the Fong Employment Agreement, Mr. Fong was eligible to receive an annual cash bons pursuant to the Company’s bonus plan offered to Company executives, with a target bonus equal to 100% of his then-current base salary. The annual performance bonus would be based on achieving annual performance metrics determined by the Compensation Committee (or Board) in its sole discretion. The Fong Employment Agreement also provided that Mr. Fong would be entitled, during his employment, to participate in and be covered the health and welfare benefit plans and programs maintained by the Company for the benefit of its employees.

On April 12, 2024, the Company and Mr. Fong entered into an Executive Separation Agreement (the “Fong Separation Agreement”). Pursuant to the Fong Separation Agreement, Mr. Fong was eligible for severance per the terms of the Fong Employment Agreement, subject to Mr. Fong’s execution of a separation agreement and release of claims. Under the Fong Employment Agreement, Mr. Fong received the following severance benefits: (a) continuing payments in an amount equal to the sum of eighteen months of his then-current annual base salary of $650,000 and 1.5 times his target bonus, payable ratably over an eighteen month period (less all customary and required taxes and employment related deductions), (b) acceleration of unvested equity grants with time-based vesting that would have vested during the twelve month period following April 12, 2024, and (c) a lump sum payment equal to COBRA premiums at active employee rates for eighteen months, which Mr. Fong is obligated to repay to the Company to the extent he obtains subsequent medical coverage and has unused months of COBRA coverage.

Sarah Weber Wells

Ms. Wells served as the Company’s Chief Financial Officer and Head of Sustainability from May 2023 until May 14, 2025. Ms. Wells was subject to an at-will employment offer letter dated October 25, 2018 which contemplated an annual base salary and certain other benefits, as subsequently amended effective June 13, 2024. For fiscal year 2024, Ms. Wells’ base salary was $315,000 until November 11, 2024, when her salary was increased to $345,000.

In the event the Company terminated Ms. Wells’ employment without cause (not including any termination of employment due to death or disability), and provided that such termination was a “separation from service” under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”) then Ms. Wells was entitled to a lump sum separation payment equal to twelve months of her current base salary and a prorated target bonus (if separation was after October 1st of the current year, full target bonus would have been paid), less applicable withholdings, subject to her signing and not revoking a release of claims.

If a change of control of the Company occurred and (a) within a period of twenty-four months following the change of control, or (b) within a period of ninety days preceding the change of control if the termination was related to the change of control, Ms. Wells’ employment was terminated without cause, or she terminated her employment for good reason, then in addition to normal wages, Ms. Wells would have received: (a) payments in an amount equal to the sum of eighteen months of the then-current base salary and a prorated target bonus (if the change of control was after October 1st of the current year, full target bonus would have been paid), with the sum payable ratably over an eighteen month period, less all customary and required taxes and employment-related deductions, in accordance with the Company’s normal payroll practices (provided such payments would have been made at least monthly), (b) full vesting of any and all equity awards outstanding as of the date of her termination, and (c) a COBRA payment payable ratably over a twelve month period (and Ms. Wells would have had a duty to inform the Company of a subsequent medical coverage to which she was entitled, with repayment to the Company of COBRA premiums for unused months of coverage).

“Change of Control” meant the occurrence of any of the following events: (i) any “Person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or group of Persons (other than the Company or its affiliates) becomes the “Beneficial Owner” (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities (the “Outstanding Company Voting Securities”) (excluding for this purpose any such voting securities held by the Company, or any affiliate, parent or subsidiary of the Company, or by any employee benefit plan of the Company) pursuant to a transaction or a series of related transactions (but excluding any bona fide financing event in which securities are acquired directly from the Company); (ii) the consummation of a merger or consolidation of the Company with any other entity, other than a merger or consolidation (a) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, or (b) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors (or other managing body) of the entity surviving such merger or consolidation or, of the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (iii) the sale or disposition by the Company or all or substantially all of the Company’s assets, other than (a) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (b) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors (or other managing body) of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof; provided that, in each case, a transaction will not be deemed a Change of Control unless the transaction qualifies as a change in control event within the meaning of Code Section 409A.

“Cause” meant (i) Ms. Wells’ material breach of any agreement between her and the Company, (ii) Ms. Wells’ continued failure to perform any material duty or responsibility specified in the description of her duties set forth in any agreement between her and the Company, reasonably assigned to her by the Company, or otherwise owed to the Company, (iii) Ms. Wells’ conviction of, or her plea of “guilty” or “no contest” to, a felony under the laws of the United States or any State or her conviction of, or your plea of “guilty” or “no contest” to, any other crime involving moral turpitude or fraud, (iv) Ms. Wells’ gross misconduct, commission of an act of moral turpitude, embezzlement, gross negligence, willful malfeasance, or willful violation of any law, rule, regulation, written agreement or final cease-and-desist order applicable to the Company or its business which causes or could be expected to cause harm to the Company, (v) Ms. Wells’ failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested her cooperation, (vi) Ms. Wells’ material failure to comply with the Company’s written policies or rules, as they may be in effect from time to time.

“Good Reason” meant (i) material reduction in duties or responsibilities, (ii) material reduction in pay levels or programs, and (iii) relocation more than 50 miles from current working location.

Jonathan Norling

Mr. Norling has an Amended and Restated At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement (the “Norling Employment Agreement”) that was effective as of March 15, 2019 and amended and restated as of January 1, 2022.

Pursuant to the Norling Employment Agreement, if Mr. Norling is terminated by the Company without cause or by Mr. Norling for good reason, Mr. Norling is entitled to a one-time lump sum “Termination Payment” equal to the sum of (i) three months’ of his regular base pay and benefits, less applicable withholdings and deductions, (ii) any unpaid bonus awarded to him prior to the employment termination (including without limitation any amounts awarded pursuant to the Company’s short term incentive compensation plan or long term compensation plan), (iii) any bonus to which he would have been entitled under the Company’s short term incentive compensation plan or other agreement had Mr. Norling remained employed by the Company as of the date such bonus would have been awarded, pro-rated to the termination date, and (iv) if the employment termination is by the Company without cause and the Company does not provide Mr. Norling with at least 30 days’ advance notice of such employment termination, a one-time lump sum “Notice Differential Payment,” less applicable withholdings and deductions. The Notice Differential Payment is an amount equal to the difference between (a) the base salary that Mr. Norling earns between the date the Company provides notice of termination without cause and the last date of his employment, and (b) the base salary and benefits that Mr. Norling would have received if the Company had given him 30 days’ advance notice of termination without cause.

If Mr. Norling’s employment is terminated by the Company without cause in the event of his death or disability, the Company shall pay Mr. Norling or his heirs an amount equal to one-half of the Termination Payment and one-half of the Notice Differential Payment that would be owed to him.

As a condition of receiving the Termination Payment, Mr. Norling must sign a separation agreement, which shall include a release of all claims.

“Cause” means Mr. Norling (i) has committed an act involving fraud, dishonesty, disloyalty, or a conflict of interest against the Company, (ii) has been convicted of or enters into a pleas of nolo contendere to any felony or a misdemeanor involving honesty, integrity, moral turpitude, or unethical conduct, (iii) has engaged in misconduct that results or could have resulted in serious injury (monetary or otherwise) to the Company or is detrimental to the Company’s business reputation, or goodwill, (iv) in carrying out Mr. Norling’s assigned duties, has engaged in negligence that results in material injury, monetary or otherwise, to the Company, (v) uses illegal drugs or becomes intoxicated by alcohol or drugs in a manner that adversely affects his ability to perform his duties, (vi) fails to cooperate in any respect with any investigation or inquiry authorized by the Company or conducted by a governmental authority related to the Company’s business, (vii) fails to comply in any respect with any written or oral direction of the Company that relates to the performance of his duties that he can physically perform, (viii) has violated any of the Company’s written policies or rules, or (ix) fails to perform or uphold in any material respect any duty under the Norling Employment Agreement.

“Good Reason” means (i) a material diminution in Mr. Norling’s base salary, (ii) a material diminution in Mr. Norling’s authority, duties and responsibilities, (iii) a material breach by the Company of any of its covenants or obligations, in each case to Mr. Norling under the Norling Employment Agreement, or (iv) the relocation of the geographic location of Mr. Norlin’s principal place of employment by more than 50 miles from the location of his principal place of employment as of the effective date of the Norling Employment Agreement.

Executive Severance Plan

Effective August 6, 2024, the Company adopted an Executive Severance Plan, which provides severance payments and benefits if employment with the Company terminates under certain circumstances specified in the Plan. Participants include the CEO and other executives as recommended by the CEO and approved by the Board or Compensation Committee.

The Executive Severance Plan provides that if the Company terminates a participant’s employment without “Cause” or the participant resigns for “Good Reason” at any time other than the 24-month period beginning on the date of a change in control or within a period of 90 days preceding the change in control (the “Change in Control Period”), the participant is entitled to: (1) 1.5 times for the CEO or 1.0 times for other executives (the “Normal Multiplier”) the participant’s then-current base salary plus the full amount of the participant’s then-current annual target bonus; (2) full vesting in any unvested equity awards with time-based vesting held by the participant under the Company’s then-current outstanding equity incentive plans that would have vested during the period of months equal to the product of (a) the Normal Multiplier and (b) 12 (the “Severance Period”); and (3) continue participating in the Company’s health benefits for the Severance Period, as follows: (a) such continued benefits shall be subject to the participant’s timely election of continuation coverage under COBRA, (b) the Company will pay the Company contribution and the participant shall be required to pay the employee contribution directly or as a reimbursement to the participant at the Company’s sole discretion, (c) the participant’s right to receive such health benefits will terminate if and when the participant secures alternative health benefits from a new employer, or if and when the participant otherwise becomes ineligible for future coverage under COBRA; and (4) the Company shall be required to provide these health benefits only to the extent that the Company continues offering an employee health benefits plan and to the extent that the Company is not required to provide and pay for such post-termination coverage to other employees to avoid a violation of applicable nondiscrimination requirements.

If a participant’s employment is determined without Cause or the participant resigns for Good Reason during the Change in Control Period, the participant is entitled to: (1) 2.0 times for the CEO or 1.5 times for other executives (the “CIC Multiplier”) the participant’s then-current base salary plus the full amount of the participant’s then-current annual target bonus; (2) a pro-rata portion of the participant’s annual target bonus for the calendar year in which such termination occurs based on the period worked by the participant during such calendar year prior to termination; (3) continue participating in the Company’s health benefits for 18 months, as follows: (a) such continued benefits shall be subject to the participant’s timely election of continuation coverage under COBRA, (b) the Company will pay the Company contribution directly or as a reimbursement to the participant at the Company’s sole discretion, (c) the participant’s right to receive further health benefits shall termination if and when the participant secures alternative health benefits from a new employer, or if and when the participant otherwise becomes ineligible for further coverage under COBRA, and (d) the Company shall be required to provide these health benefits only to the extent that the Company continues offering an employee health benefits plan and to the extent that the Company is not required to provide and pay for such post-termination coverage to other employees to avoid a violation of applicable nondiscrimination requirements; (4) professional outplacement services up to $25,000; and (5) full vesting of any outstanding unvested equity awards held by the participant under the Company’s then-current outstanding equity incentive plans (with any equity awards with performance conditions vesting based on target performance).

If a participant’s employment terminates as a result of disability or death, the participant is eligible to receive: (1) a pro-rata portion of the participant’s target bonus for the calendar year in which such termination occurs based on the period worked by the participant during such calendar year prior to termination; and (2) in the case of the participant’s termination of employment as a result of disability, full vesting in any and all equity awards with time-based vesting that would have vested during the 12-month period following the termination date, and in the case of the participant’s death, full vesting of all equity awards (with any equity awards with performance conditions vesting based on target performance). In the case of disability, the participant also remains eligible for vesting of any equity awards with performance conditions outstanding on the date of such termination.

In each case, to be eligible for severance payments or benefits under the Executive Severance Plan, the participant or the participant’s designated beneficiary or estate, as applicable, must execute and not revoke a valid separation and general release, and the participant must comply with certain restrictive covenants, including confidentiality, non-competition, and non-solicitation.

A participant is entitled to the following upon termination of employment whether or not the participant is eligible for severance payments or benefits under the Executive Severance Plan: (1) the portion of the participant’s base salary that has accrued prior to termination and not yet been paid; (2) the portion of the participant’s prior-year annual bonus that has been earned prior to termination and has not yet been paid; (3) the amount of any expenses properly incurred by the participant on behalf of the Company in accordance with Company policy prior to such termination and not yet reimbursed; and (4) the amount of the participant’s vacation time that has accrued prior to termination and has not yet been used.

For purposes of the Executive Severance Plan, “Cause” means a participant’s: (i) willful misconduct or gross negligence with respect to any material aspect of the Company’s business; (ii) refusal to follow the lawful directions of the Company employee to whom the participant reports or, in the case of the CEO, the Board; (iii) breach of a fiduciary duty owed to the Company or its stockholders; (iv) any act of fraud, embezzlement or other material dishonesty with respect to the Company; (v) conviction, plea of nolo contendere, guilty plea, or confession to a crime based upon an act of fraud, embezzlement or dishonesty or to a felony or crime of moral turpitude; (vi) habitual abuse of alcohol or any controlled substance or reporting to work under the influence of alcohol or any controlled substance (other than a controlled substance that participant is properly taking under a current prescription), (vii) misappropriation by the participant of any material assets or any business opportunities of the Company or any of its subsidiaries or affiliates; (viii) a material failure to comply with the Company’s written policies or rules, as they may be in effect from time to time during participant’s employment, including policies and rules prohibiting discrimination or harassment; or (ix) a material breach of any restrictive covenants agreement or any other written agreement between the Company or one of its subsidiaries and the participant, provided that the participant will have 30 days after notice from the Company to cure a failure or breach under (vi), (viii) and (ix), to the extent reasonably curable.

For purposes of the Executive Severance Plan, “Good Reason” means the occurrence of any of the following events without the participant’s consent: (i) a material reduction of the participant’s base salary or annual target bonus as in effect immediately prior to the reduction; (ii) a material reduction in the participant’s authority, duties or responsibilities (other than in connection with a change in control in which the participant retains authority over the Company’s business that is similar to the pre-change in control authority other than such reductions as are typical when becoming a senior executive of an acquirer’s subsidiary or that relate to ceasing to be a senior executive of a publicly traded corporation), (iii) a change in the geographic location of the place where the participant principally performs services for the Company by more than 50 miles from its existing location (other than in connection with business travel); or (iv) in the case of the CEO, the Board’s failure to re-nominate Participant for a seat on the Board, provided that, within 30 days of the first occurrence of the event that the participant believes constitutes Good Reason, the participant notifies the Company in writing of the event, the Company fails to correct the act or omission within 30 days after receiving the participant’s written notice and the participant actually terminates their employment within 60 days after the date the Company receives the participant’s notice.

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the following table shows the total compensation of our principal executive officer (“PEO”), or CEO, and the average compensation of the other non-PEO named executive officers (“NEOs”) as reported in the Summary Compensation Table for the past three fiscal years, as well as compensation actually paid (“CAP”) as calculated under Item 402(v) of Regulation S-K, and certain other performance measures required by Item 402(v). The tabular and narrative disclosures provided below are intended to be calculated in a manner consistent with the applicable SEC rules and may reflect reasonable estimates and assumptions where appropriate.

Year	Summary Compensation Table Total for PEO (Tech)(1)	Summary Compensation Table Total for PEO (Fong)(1)	Summary Compensation Table Total for PEO (Hayes)(1)	Compensation Actually Paid to PEO (Tech)(2)	Compensation Actually Paid to PEO (Fong)(2)	Compensation Actually Paid to PEO (Hayes)(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return(5)	Net Income (Loss) (thousands)(6)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)
2024	—	$2,082,483	$2,197,306	—	$505,982	$1,948,521	$882,724	$666,021	$11	$(70,489)
2023	$1,889,652	$1,317,900	—	$2,230,876	$391,456	—	$800,430	$646,216	$17	$(65,831)
2022	$2,585,854	$—	—	$1,297,772	$—	—	$1,600,839	$1,325,200	$28	$(93,931)

____________

(1)      Mr. Tech served as CEO of the Company from December 2021 until February 1, 2023. Mr. Fong served as CEO of the Company from February 1, 2023 until April 12, 2024. Mr. Hayes has served as our CEO since April 12, 2024. Amounts reported in columns (b), (c), and (d) represent the total compensation reported for Messrs. Tech, Fong, and Hayes for each corresponding year in the “Total” column of the Summary Compensation Table, as applicable.

(2)      The dollar amounts reported in columns (e), (f), and (g) represent the amount of CAP to Messrs. Hayes and Fong in 2024, Messrs. Fong and Tech in 2023, and Mr. Tech in 2022, in each case as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts may not reflect the actual amount of compensation earned by or paid to Messrs. Hayes, Fong, or Tech during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for Messrs. Hayes, Fong and Tech, respectively, for the applicable years to determine CAP:

	Christopher Hayes	Christian Fong		Eric Tech
	2024	2024	2023	2023	2022
Total Compensation for CEO as reported SCT for the covered year	$2,197,306	$2,082,483	$1,317,900	$1,889,652	$2,585,854
Subtract grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the covered fiscal year	$1,070,431	$1,007,591	—	—	$1,000,000
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	$847,792	—	—	—	$741,214
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	—	—	$(862,463)	—	$(778,035)
Add the fair value as of the vesting date of any equity awards granted during the covered fiscal year that vested during the covered fiscal year	$(26,146)	$(18,749)	$(63,982)	$341,224	$(251,262)
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	$825,717	—	—	—
Add the average value of dividends or other earnings paid on equity awards during the covered fiscal year that are not otherwise reflected in fair value or total compensation	—	—	—	—	—
Compensation Actually Paid to CEO	$1,948,521	$505,982	$391,456	$2,230,876	$1,297,772

(3)      The dollar amounts reported in column (h) represent the average of the amounts reported for the Company’s non-PEO NEOs as a group in the “Total” column of the Summary Compensation Table in each applicable year. The non-PEO NEOs included for the purposes of calculating the average amounts in each applicable year are as follows: (1) for 2024, Sarah Weber Wells and Jonathan M. Norling; (2) for 2023, Sarah Weber Wells, Donald Klein, Jonathan M. Norling, and Stacey Constas; and (3) for 2022, Christian Fong, Thomas Hynes III, James Berklas, and Colleen Calhoun.

(4)      The dollar amounts reported in column (i) represent the average amount of CAP to the non-PEO NEOs as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts may not reflect the actual average amount of compensation earned by or paid to the non-PEO NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the non-PEO NEOs as a group to determine CAP:

	Average
	2024	2023	2022
Total Compensation for non-PEO NEOs as reported SCT for the covered year	$882,724	$800,430	$1,600,839
Subtract grant date fair value of equity awards reported in the “Stock Awards” and “Option Awards” columns of the Summary Compensation Table for the covered fiscal year	$430,852	$208,123	$1,154,552
Add fair values as of the end of the covered fiscal year of all equity awards granted during the covered fiscal year that are outstanding and unvested as of the end of such covered fiscal year	$353,489	$138,539	$640,716
Add the change in fair value (whether positive or negative) as of the end of the covered fiscal year (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year that are outstanding and unvested as of the end of such covered fiscal year	$(106,328)	$(57,880)	(18,983)
Add the fair value as of the vesting date of any equity awards granted during the covered fiscal year that vested during the covered fiscal year	—	—	$265,908
Add the change in fair value (whether positive or negative) as of the vesting date (from the end of the prior fiscal year) of any equity awards granted in any prior fiscal year for which all applicable vesting conditions were satisfied during the covered fiscal year	$(33,012)	$(26,750)	$(8,729)
Subtract the fair value of any equity awards granted in a prior fiscal year that failed to meet the applicable vesting conditions in the covered fiscal year determined as of the end of the prior fiscal year	—	—	(25,180)
Add the average value of dividends or other earnings paid on equity awards during the covered fiscal year that are not otherwise reflected in fair value or total compensation	—	—	—
Compensation Actually Paid to non-PEO NEOs	$666,021	$646,216	$1,300,020

(5)      Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(6)      The dollar amounts reported represent the amount of net income (loss) reflected in the Company’s audited financial statements for the applicable fiscal year.

Relationship Between Financial Performance Measures and Executive Compensation

The relationship between (1) CAP to the PEO and the average CAP to the non-PEO NEOs and (2) cumulative TSR on the common stock of the Company for the last three fiscal years is shown in the graphic below.

The relationship between (1) CAP to the PEO and the average of CAP to the non-PEO NEOs and (2) the net income of the Company for the last three fiscal years is shown in the graphic below.

DIRECTOR COMPENSATION

No member of our Board who is also a member of management receives cash, equity or other non-equity compensation for service on our Board. Our non-employee director compensation is designed to align compensation with our business objectives and the creation of stockholder value, while enabling us to attract, retain, incentivize, and reward directors who contribute to our long-term success.

Non-Employee Director Compensation

Annual Equity Award.    Each non-employee director receives a $150,000 annual equity award comprised solely of RSUs. The chair of our Board receives an additional $25,000 annual equity award comprised solely of RSUs. The awards are granted on the date of each annual meeting of stockholders at which the non-employee director is elected to our Board or continues to serve as a director. Each grant vests in full on the first anniversary of the grant date.

Initial Equity Award.    Upon initial election to our Board, each new non-employee director receives an initial equity award equal to 150% of the annual equity award comprised of RSUs. The initial equity award vests in equal installments on the first, second and third anniversary of the date of the grant.

Annual Cash Retainer.    Each non-employee director receives an annual cash retainer of $50,000 for his or her service on our Board, and the chair of our Board receives an additional $20,000 cash retainer. Each member of the Audit, Compensation, and Nominating and Corporate Governance Committees receives an annual cash retainer of $10,000, $7,500, and $5,000, respectively. In addition, the chair of each of the Audit, Compensation, and Nominating and Corporate Governance Committees will receive an additional cash retainer of $20,000, $15,000, and $10,000, respectively. The annual cash retainers, as applicable, are payable in quarterly installments, in arrears, at the end of each calendar quarter for the duration of such non-employee director’s service on our Board or committee.

2024 Director Compensation

Name	Fees earned or paid in cash ($)	Stock awards ($)	Total ($)
(a)	(b)	(c)	(d)
Eric Tech	52,047	150,002	202,049
Kevin Griffin	76,250	169,999	246,249
Jonathan J. Ledecky	63,750	150,002	213,752
John P. Miller	120,751	150,002	270,753
Ja-chin Audrey Lee, Ph.D	44,986	375,001	419,987
Clara Nagy McBane	32,967	375,002	407,969

____________

(a)      Mr. Hayes and Mr. Fong are not included in this table. Neither Mr. Hayes nor Mr. Fong were separately compensated for their Board service for any period of time in which they were employed by the Company. Mr. Hayes’ and Mr. Fong’s executive compensation, including Mr. Hayes’ compensation for his Board service for the period of time in which he was not employed by the Company, are included under “Executive Compensation” above.

(b)      The amounts in this column reflect Board fees earned for the fiscal year ended December 31, 2024.

(c)      The amounts in this column reflect the grant date fair value of grants of RSUs to each non-employee director on August 12, 2024, calculated in accordance with ASC Topic 718, based on the closing price of the Company’s common stock on the grant date. As of December 31, 2024, Mr. Tech held 48,232 unvested RSUs and 52,738 vested options, Mr. Griffin held 54,662 unvested RSUs and 2,414 vested stock options, Mr. Ledecky held 48,232 unvested RSUs and 2,414 vested stock options, Mr. Miller held 54,281 unvested RSUs, Ms. Lee held 115,396 unvested RSUs, and Ms. McBane held 118,987 unvested RSUs.

(d)      The amounts in this column reflect total compensation received by each non-employee director for the fiscal year ended December 31, 2024.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Our Audit Committee charter requires the Audit Committee to review and approve, in accordance with the Company’s policies, any related party transaction as defined by applicable law or stock exchange listing requirements. Our Board adopted a written related person transactions policy that sets forth policies and procedures regarding the identification, review, consideration and oversight of related person transactions. For purposes of this policy only, a related person transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which the Company or any of its subsidiaries, are participants involving an amount that exceeds $120,000, in which any related person has a material interest.

Transactions involving compensation for services provided to us or any of our subsidiaries as an employee, consultant or director will not be considered related person transactions under this policy. A related person is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities (including our common stock), including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the related person transaction policy, the related person in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, will be required to present information regarding the proposed related person transaction to our Audit Committee (or to another independent body of our Board) for review. To identify related person transactions in advance, we expect to rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related person transactions, our Audit Committee is expected to take into account the relevant available facts and circumstances, which may include, but are not limited to:

•        the risks, costs, and benefits to us;

•        the impact on a director’s independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

•        the terms of the transaction;

•        the availability of other sources for comparable services or products; and

•        the terms available to or from, as the case may be, unrelated third parties.

Our Audit Committee will approve only those transactions that it determines are fair to us and in our best interests.

We do not have any related person transactions to report under relevant SEC rules and regulations.

PROPOSAL THREE
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has appointed CohnReznick LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. We expect that representatives of CohnReznick LLP will be present at the Annual Meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions. Deloitte & Touche LLP (“Deloitte”) served as the Company’s independent registered public accounting firm for the years ended December 31, 2023 and 2024, and the subsequent period from December 31, 2024 through March 31, 2025.

During the years ended December 31, 2024 and 2023, and the subsequent interim period through March 31, 2025, the Company did not consult with CohnReznick LLP regarding any of the matters or events set forth in Item 304(a)(2)(i) and (ii) of SEC Regulation S-K.

In deciding to appoint CohnReznick LLP, the Audit Committee reviewed auditor independence and existing commercial relationships with CohnReznick LLP and concluded that CohnReznick LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.

Although ratification is not required, the Board is submitting the appointment of CohnReznick LLP to our stockholders for ratification because we value or stockholders’ views on the Company’s independent registered public accounting firm, and as a good governance practice. In the event that stockholders do not ratify the appointment of CohnReznick LLP, the Audit Committee will consider making a change in independent registered public accounting firm for the Company for the fiscal year ending December 31, 2026. Notwithstanding the appointment of CohnReznick LLP and even if our stockholders ratify the appointment, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if the Audit Committee believes that such a change would be in the best interests of our Company and stockholders.

Required Vote

The affirmative “FOR” vote of a majority of the votes cast (excluding abstentions) is required to ratify the appointment of CohnReznick LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Recommendation of the Board

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE SELECTION OF COHNREZNICK LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2025.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Change in Our Independent Registered Public Accounting Firm

On February 5, 2025, we filed a Current Report on Form 8-K (the “Form 8-K”) with the SEC reporting that, on January 30, 2025, the Company notified Deloitte of its dismissal as the Company’s independent registered public accounting firm effective as of the date Deloitte completed its audit of the Company’s consolidated financial statements for the year ended December 31, 2024, which occurred on March 31, 2025, as disclosed in an amendment to the Form 8-K. The Company appointed CohnReznick LLP as its new independent registered public accounting firm, subject to the completion of CohnReznick LLP’s customary client acceptance procedures, which were completed on April 7, 2025, and CohnReznick was engaged as our new independent registered public accounting firm on April 7, 2025. The decision to change the Company’s independent registered public accounting firm was approved by the Audit Committee and the Board.

The audit reports of Deloitte on the consolidated financial statements of the Company as of and for the fiscal years ended December 31, 2024 and 2023 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended December 31, 2024 and 2023 and the subsequent interim period through March 31, 2025, there were: (1) no “disagreements” (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte, would cause Deloitte to make reference to the subject matter of the disagreement in their report on the Company’s financial statements for such year, and (2) no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except for (A) the material weaknesses in the Company’s internal control over financial reporting as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (“SEC”) on March 31, 2025, related to (i) maintaining an effective control environment based on the criteria established in the Committee of Sponsoring Organizations (“COSO”) Framework, (ii) maintaining effective control activities based on the criteria established in the COSO Framework, and (iii) revenue recognition, including the review of the contracts upon inception and/or acquisition and the accounting for revenue recognition under ASC 606, Revenue from Contracts with Customers, and (B) the material weaknesses in the Company’s internal control over financial reporting as reported in Item 9A of Part II of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on April 9, 2024, related to (i) maintaining an effective control environment based on the criteria established in the COSO Framework, (ii) maintaining effective control activities based on the criteria established in the COSO Framework, (iii) the review and approval of manual journal entries, including implementing appropriate segregation of duties, (iv) complex transactions, inclusive of accounting for business combinations and the Company’s investment related to the SEMTH master lease agreement and the related interest income, and (v) revenue recognition, including the review of the contracts upon inception and/or acquisition and the accounting for revenue recognition under ASC 606, Revenue from Contracts with Customers.

The Company and the Audit Committee have discussed the reportable events described above with Deloitte and have authorized Deloitte to respond fully to the inquiries of CohnReznick LLP in their capacity as the successor independent registered public accounting firm concerning these material weaknesses.

The Company provided Deloitte with a copy of the disclosures in the Form 8-K and the amendment to the Form 8-K prior to filing these documents with the SEC. In each instance, the Company requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether Deloitte agrees with the statements made by the Company regarding Deloitte in the Form 8-K and the amendment to the Form 8-K and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter dated February 5, 2025 to the SEC was filed as Exhibit 16.1 to the Form 8-K, and a copy of Deloitte’s letter dated April 3, 2025 was filed as Exhibit 16.1 to the amendment to the Form 8-K.

In deciding to appoint CohnReznick LLP, the Audit Committee reviewed auditor independence and existing commercial relationships with CohnReznick LLP and concluded that CohnReznick LLP has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2025.

During the fiscal years ended December 31, 2024 and 2023, and the subsequent interim period through March 31, 2025, the Company did not consult with CohnReznick LLP regarding any of the matters or events set forth in Items 304(a)(2)(i) and (ii) of SEC Regulation S-K.

Auditor Fees

The following table presents the aggregate fees for professional services rendered by Deloitte & Touche for the fiscal years ended December 31, 2024 and December 31, 2023.

All fees and services described in the table below were pre-approved by the Audit Committee.

	2024	2023
Audit Fees:(1)	$3,261,056	$2,905,000
Audit Related Fees:(2)	435,000	485,000
Tax Fees:(3)	108,000	17,894
All Other Fees(4):	5,551	5,251
Total Aggregate Fees:	$3,809,607	$3,413,145

____________

(1)      Audit Fees consisted of audit work performed in the preparation of financial statements and work during the fiscal year to implement standards and controls under Sarbanes-Oxley procedures.

(2)      Audit Related Fees were related to the Company’s standalone subsidiary annual reports required by lender agreements.

(3)      Tax Fees were related to tax consulting services.

(4)      All other fees were related to subscriptions to research tools and registration fees for seminars and/or conferences.

Pre-Approval Policies and Procedures

The Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.      Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.      Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, standalone subsidiary audits, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.      Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and include fees in the areas of tax compliance, tax planning, and tax advice.

4.      Other Fees are those associated with services not captured in the other categories, including subscriptions to research tools and registration fees for seminars and/or conferences.

Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted, and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

REPORT OF AUDIT COMMITTEE

The Audit Committee is currently composed of three members, each of whom is independent as required by the listing standards of the NYSE and the rules of the SEC. The Board has determined that each member of the Audit Committee is financially literate. The Audit Committee operates under a written charter adopted by the Board, which is available at www.sprucepower.com under About > Investors > Governance > Documents & Charters. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.

Management has primary responsibility for our financial statements and the reporting process, including the systems of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and for issuing a report thereof. The Audit Committee monitors and oversees these processes and has sole responsibility for the appointment, compensation, retention, and oversight of the Company’s independent registered public accounting firm.

As part of fulfilling its responsibilities, the Audit Committee meets periodically with Company management, the independent auditors and members of the internal audit function, both separately and collectively. The Audit Committee reviewed and discussed the audited financial statements with management. The Audit Committee discussed with the independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence. Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Members of the Audit Committee

John P. Miller (Chair)

Jonathan J. Ledecky

Clara Nagy McBane

OTHER MATTERS

The Board knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTORS

Any stockholder who desires to submit a proposal for inclusion in the proxy materials for the 2026 Annual Meeting of Stockholders in accordance with Rule 14a-8 must submit the proposal in writing c/o Corporate Secretary, Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222. We must receive a proposal by January 20, 2026 (120 days prior to the anniversary of the mailing date of this proxy statement) in order to consider it for inclusion in the proxy materials for the 2026 Annual Meeting of Stockholders. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2025 Annual Meeting of Stockholders, then the deadline will be a reasonable time before the Company begins to print and send its proxy materials.

Nominations for election of directors and proposals for other business intended to be presented at the 2026 Annual Meeting of Stockholders but not included in our proxy statement must be received at the address above no later than March 26, 2026, which is 90 calendar days prior to the anniversary of this year’s meeting date, and no earlier than February 24, 2026, which is 120 calendar days prior to the anniversary of this year’s meeting date, provided, however, that if the date of the 2026 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after such anniversary date, to be timely, notice must be delivered, or mailed and received, not later than 90th day prior to the 2026 Annual Meeting of Stockholders or, if later, the tenth day following the day on which public disclosure of the date of the 2026 Annual Meeting of Stockholders was first made. The persons named as proxies in our proxy for the 2026 Annual Meeting of Stockholders will have discretionary authority to vote the shares represented by such proxies on any such stockholder proposals, if presented at the 2026 Annual Meeting of Stockholders, without including information about the proposal in our materials. If the chair of the 2026 Annual Meeting of Stockholders decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board for the 2026 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal. Any nominations or other proposals received from stockholders must be in full compliance with applicable laws and with our Bylaws. A copy of the full text of the Company’s current Bylaws may be obtained upon written request to the Corporate Secretary at the address provided in the next sentence and online at the SEC’s website, www.sec.gov. All nominations and other stockholder proposals should be marked for the attention of Corporate Secretary, Spruce Power Holding Corporation, 2000 S Colorado Blvd, Suite 2-825, Denver, Colorado 80222.

In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 25, 2026, which is 60 calendar days prior to the anniversary of this year’s meeting date. If the date of the 2026 Annual Meeting of Stockholders is changed by more than 30 days from the date of the 2025 Annual Meeting of Stockholders, then the notice must be provided by the later of 60 calendar days prior to the date of the 2026 Annual Meeting of Stockholders or the tenth calendar day following the day on which public announcement of the date of the 2026 Annual Meeting of Stockholders is first made by the Company.

BY ORDER OF THE BOARD OF DIRECTORS

Jonathan M. Norling
Chief Legal Officer
Denver, Colorado
May 20, 2025

PROXY Spruce Power Holding Corporation PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 24, 2025 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby constitutes and appoints Jonathan M. Norling and John Miller, and each of them, as proxies with full power of substitution, to represent and vote all of the shares which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the “Annual Meeting of Stockholders”) of Spruce Power Holding Corporation in such manner as they, or either of them, may determine on any matters which may properly come before the Annual Meeting of Stockholders to be held at 11:00 a.m. EDT on June 24, 2025 or any adjournments thereof and to vote on the matters set forth on the reverse side as directed by the undersigned. The Annual Meeting of Stockholders will be held virtually. In order to attend the meeting, you must register at https://web.viewproxy.com/SPRU/2025 by 11:59 p.m. EDT on June 21, 2025. On the day of the Annual Meeting of Stockholders, if you have properly registered, you may enter the meeting by clicking on the link provided and entering the password you received via email in your registration confirmations. THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, IT WILL BE VOTED “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND WILL BE VOTED “FOR” PROPOSALS 2 AND 3. THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS NOT KNOWN AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENTS THEREOF. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 24, 2025: The Proxy Statement and our 2024 Annual Report to Stockholders are available at: https://web.viewproxy.com/SPRU/2025 (Continued and to be marked, dated, and signed on the other side) PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES AND “FOR” PROPOSALS 2 AND 3. Proposal 1. To elect three (3) nominees as Class B directors, each to serve three-year terms expiring in 2028 and to hold office until his/her successor is duly elected and qualified. Please mark your votes like this CLASS B DIRECTORS: (1) Christopher Hayes (3) Shawn Kravetz FOR WITHOLD Proposal 2. To approve, in an advisory and non-binding vote, the compensation of our named executive officers as disclosed in the proxy statement. AGAINST ABSTAIN Proposal 3. To ratify the appointment of CohnReznick, LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2025. Note: To transact such other business that is properly presented at the Annual Meeting of Stockholders and any adjournments or postponements thereof. DO NOT PRINT IN THIS AREA (Stockholder Name & Address Data) Address Change/Comments: (If you noted any Address Changes and/or Comments above, please mark box.) Date , 2025 Signature Signature Note: Please sign exactly as your name or names appear on this card. Joint owners should each sign personally. If signing as a fiduciary or attorney, please give your exact title. CONTROL NUMBER PLEASE DETACH ALONG PERFORATED LINE AND MAIL IN THE ENVELOPE PROVIDED. As a stockholder of Spruce Power Holding Corporation, you have the option of voting your shares electronically through the Internet or by telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m. Eastern Daylight Time, on June 23, 2025. Votes submitted by mailing this card must be received prior to the Annual Meeting of Stockholders. PROXY VOTING INSTRUCTIONS Please have your 11-digit control number ready when voting by Internet or Telephone. INTERNET Vote Your Proxy on the Internet: Go to www.AALvote.com/SPRU Have your proxy card available when you access the above website. Follow the prompts to vote your shares. TELEPHONE Vote Your Proxy by Phone: Call 1 (866) 804-9616 Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares. MAIL Vote Your Proxy by Mail: card, then detach it, and return it in the postage-paid envelope provided. Mark, sign, and date your proxy PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY